     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1996

                                                    REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ---------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                   CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
                       (ISSUER WITH RESPECT TO THE NOTES)
             (Exact name of registrant as specified in its charter)

             NEW YORK                      APPLIED FOR
  (State or other jurisdiction of       (I.R.S. Employer
  incorporation or organization)         Identification
                                             Number)

                          ANTIGUA FUNDING CORPORATION
                (ORIGINATOR OF THE OWNER TRUST DESCRIBED HEREIN)

                               C/O CT CORPORATION
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 658-7581
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 CT CORPORATION
                               1209 ORANGE STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 658-7581
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------

                                   COPIES TO:

             OWEN C. MARX                          RICHARD M. SCHETMAN
         Dorsey & Whitney LLP                 Cadwalader, Wickersham & Taft
           250 Park Avenue                           100 Maiden Lane
       New York, New York 10177                  New York, New York 10038
            (212) 415-9285                            (212) 504-6906

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                                ----------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                                ----------------

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MAXIMUM
                                                                PROPOSED MAXIMUM     AGGREGATE
           TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE       OFFERING         AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED      PER UNIT (1)       PRICE (1)      REGISTRATION FEE
 Receivable-Backed Notes....................     $1,000,000        $1,000,000        $1,000,000         $344.83

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.
                                ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement contains two forms of prospectus: one to be used in connection with an offering in the United States (the "U.S. Prospectus") and one to be used in connection with a concurrent international offering outside the United States (the "International Prospectus"). The International Prospectus is substantially the same as the U.S. Prospectus except for the front cover page and the pages reflecting the "Underwriting" section. The form of the U.S. Prospectus is included herein and is followed by the pages to be used in the International Prospectus which differ from those in the U.S. Prospectus. Each of the pages for the International Prospectus is labeled "Alternate Page for International Prospectus." Each of the U.S. Prospectus and the International Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                   SUBJECT TO COMPLETION, DATED JULY 23, 1996
                                  $
       CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1 RECEIVABLE-BACKED NOTES

                $             % RECEIVABLE-BACKED NOTES, CLASS A
                $             % RECEIVABLE-BACKED NOTES, CLASS B
                $             % RECEIVABLE-BACKED NOTES, CLASS C

                          ANTIGUA FUNDING CORPORATION
                                   DEPOSITOR

                            AT&T CAPITAL CORPORATION
                                    SERVICER

    Capita Equipment Receivables Trust 1996-1 (the "Owner Trust") will be formed pursuant to a Trust Agreement, dated as of September , 1996, between Antigua Funding Corporation (the "Depositor"), which is to be a wholly owned subsidiary of AT&T Capital Corporation ("TCC") following the consummation of the Merger,
and                              , as  Owner Trustee (the  "Owner Trustee"). The
Receivable-Backed Notes (the "Notes") will be issued by the Owner Trust pursuant to an Indenture, dated as of September , 1996, between the Owner Trust and
                    ,  as  Indenture  Trustee  (the  "Indenture  Trustee").  The
property of the Owner Trust (collectively, the "Trust Assets"), from the date of issuance of the Notes (the "Closing Date") to the Merger Consummation Date, will consist of the proceeds of the Notes and the Equity Certificates and additional cash held (and invested in certain Eligible Investments) in an Escrow Account, which amounts will be sufficient to redeem the Notes at the Special Redemption Price on the Special Redemption Date if the Merger is not consummated on or before September , 1996. The cash in the Escrow Account will be used on the Merger Consummation Date to acquire the Contracts. From and after the consummation of the Merger, it is expected that the Trust Assets will consist of
a pool of approximately           equipment leases, installment sale  contracts,
promissory notes, loan and security agreements and similar types of receivables (the "Contracts"), all Scheduled Payments and Prepayments made by the obligors (the "Obligors") on such Contracts on and after the Cut-Off Date, the interest of the Depositor in certain equipment related to such Contracts (the "Equipment"), and amounts on deposit from time to time in the Collection Account and certain other accounts described herein. TCC will service the Contracts pursuant to a Transfer and Servicing Agreement, expected to be dated as of September , 1996, among the Depositor, TCC, the Indenture Trustee and the
Owner Trust. Of the Notes being offered, $          , $          and $
initial principal amount of the Class A Notes, Class B Notes and Class C Notes, respectively, are being offered initially in the United States by the U.S.
Underwriters  and $         , $          and $         , respectively, are being
offered initially outside the United States by the International Managers. The Price to Public and Underwriting Discount will be identical for both offerings.

    The Owner Trust will also issue two classes of certificates of beneficial interest, the Equity Certificates and the Equipment Certificate, which are not being offered hereby. The Equipment Certificate will represent an undivided interest in, and be payable solely from, certain amounts derived from the sale or other disposition of the Equipment related to the Contracts that constitute Lease Contracts upon expiration or termination (including an early termination or liquidation) of such Lease Contracts and certain other amounts as described herein. Amounts payable on the Equipment Certificate will not be available for payment of interest and principal on the Notes. It is expected that the Equity Certificates will initially represent the right to receive principal in an amount equal to approximately 4% of the Cut-Off Date Contract Pool Principal
Balance, together with interest thereon at    % per annum.

    The Notes and the Equity Certificates will be payable solely from, and secured by, the Amount Available on each Payment Date (which will consist primarily of the Scheduled Payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or (to the extent not payable on the Equipment Certificate) liquidation of the related Equipment, investment earnings on amounts deposited in the Collection Account established pursuant to the Indenture and amounts permitted to be withdrawn therefor from a Cash Collateral Account, in each case subject to prior application to pay certain fees and expenses) in the order of priority described herein. The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available to the payment of such interest prior to the payment of principal on any of the Notes or the Equity Certificates, as well as by the preferential right of the Holders of Notes of each such Class to receive such interest (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B Notes, the Class C Notes or the Equity Certificates, (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C Notes or the Equity Certificates, and (3) in the case of the Class C Notes, prior to the payment of any interest on the Equity Certificates. Likewise, the likelihood of payment of principal on each Class of Notes will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available after payment of interest on the Notes and the Equity Certificates as aforesaid, (i) in the case of the Class A Notes, prior to the payment of any principal on the Class B
Notes, the Class C Notes or (except as described herein) the Equity Certificates, (ii) in the case of the Class B Notes, prior to the payment of any principal on the Class C Notes or (except as described herein) the Equity Certificates, and (iii) in the case of the Class C Note, prior to the payment of any principal on the Equity Certificates, except as described herein. See "Description of the Notes."

    To the extent the Amount Available is sufficient therefor, interest at the rate per annum noted above for each of the Class A, Class B and Class C Notes (the applicable "Interest Rate") will be paid to Holders of each Class of Notes, and principal will be paid on the applicable Class of Notes, on the day of each month (or, if such day is not a Business Day, on the next succeeding
Business Day), commencing                 , 1996  (each, a "Payment Date").  The
Stated  Maturity Date for the Class  A Notes, the Class B  Notes and the Class C
Notes is              ,              , and              , respectively.

    The Notes are subject to redemption as described herein under "Description of the Notes -- Special Redemption" and "-- Optional Purchase of Contracts."

    There is currently no secondary market for the Notes and there is no assurance that one will develop. The U.S. Underwriters expect, but will not be obligated, to make a market in the Notes in the United States. The International Managers expect, but will not be obligated, to make a market in the Notes outside the United States. There is no assurance that either such market will develop, or if either such market does develop, that such market will continue.

    It is a condition of issuance of the Notes that each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P. (i) rate the Class A Notes in its highest
rating category, (ii) rate the Class B Notes "       ," "       ," "       " and
"       ," respectively, and (iii) rate the Class C Notes "       ," "        ,"
"       " and "       ," respectively. See "Ratings of the Notes."

    FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THIS OFFERING, SEE "RISK
                          FACTORS" ON PAGE 18 HEREIN.
                                ----------------

    THE NOTES WILL REPRESENT OBLIGATIONS OF THE OWNER TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ANTIGUA FUNDING CORPORATION, AT&T CAPITAL CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION TO  THE
      CONTRARY IS A CRIMINAL OFFENSE.

                                                PRICE TO                    UNDERWRITING                  PROCEEDS TO
                                               PUBLIC (1)                   DISCOUNT (2)              THE DEPOSITOR (1)(3)
                                      ----------------------------  ----------------------------  ----------------------------
Per Class A Note....................               %                             %                             %
Per Class B Note....................               %                             %                             %
Per Class C Note....................               %                             %                             %
Total...............................               $                             $                             $

- --------------------
(1) Plus  accrued  interest,  if  any, at  the  applicable  Interest  Rate, from
                 , 1996.
(2) The Depositor has agreed to indemnify the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(3) Before  deducting  expenses  payable  by  the  Depositor,  estimated  to  be
    $         .

                              GLOBAL COORDINATORS:
NOMURA INTERNATIONAL                                        GOLDMAN, SACHS & CO.

    The Notes are offered by the U.S. Underwriters subject to prior sale when, as and if issued to and accepted by the U.S. Underwriters, subject to approval of certain legal matters by counsel and certain other conditions. The U.S. Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form on or about September , 1996 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, against payment therefor in immediately available funds.

    Application  has  been  made  to  list the  Notes  on  the  Luxembourg Stock
Exchange.

                              GOLDMAN, SACHS & CO.
                                  -----------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1996

    IN CONNECTION WITH THIS OFFERING, THE U.S. UNDERWRITERS AND/OR INTERNATIONAL MANAGERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor, the Servicer, the Owner Trust, the U.S. Underwriters or the International Managers. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

    Until             , 1996  (90 days after the  date of this Prospectus),  all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

    Upon receipt of a request by an investor who has received an electronic Prospectus from any Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus.

    The Notes may not be offered or sold in the United Kingdom by means of any document except in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act 1986 must be complied with in connection with anything done in relation to the Notes in, from or otherwise involving the United Kingdom. See "Underwriting."

                           INCORPORATION BY REFERENCE

    All documents filed by the Servicer, on behalf of the Owner Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to Antigua Funding Corporation, 1209 Orange Street, Wilmington, Delaware 19801,
Attention: Secretary.

                             AVAILABLE INFORMATION

    The Depositor, as the originator of the Owner Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Owner Trust with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov."

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Notes are issued, monthly unaudited reports containing information concerning the Owner Trust, and prepared by the Servicer, will be sent by the Indenture Trustee on behalf of the Owner Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, and to the Paying Agent in Luxembourg. See "Description of the Notes -- Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes -- Reports to Noteholders" for additional information concerning periodic reports to Noteholders. Note Owners may receive such reports, upon written request to the Indenture Trustee, together with a certification that they are Note Owners, and payment of any expenses associated with the distribution of such reports. Any such request should be made to the Indenture Trustee at the following address:
            . Neither TCC nor the Depositor intends to send any of its financial reports to Note Owners. The Servicer, on behalf of the Owner Trust, will file with the Commission periodic reports concerning the Owner Trust to the extent required under the Exchange Act, and the rules and regulations of the Commission thereunder.

                               TABLE OF CONTENTS

SECTION                                                                                                       PAGE
- ----------------------------------------------------------------------------------------------------------  ---------
INCORPORATION BY REFERENCE................................................................................          i
AVAILABLE INFORMATION.....................................................................................          i
REPORTS TO NOTEHOLDERS....................................................................................          i
PROSPECTUS SUMMARY........................................................................................          1
RISK FACTORS..............................................................................................         15
  Limited Liquidity.......................................................................................         15
  Subordination; Limited Assets...........................................................................         15
  Yield and Prepayment Considerations.....................................................................         15
  Bankruptcy or Insolvency Risks..........................................................................         16
  Certain Legal Aspects...................................................................................         17
  No Gross-Up for Withholding Tax.........................................................................         18
THE MERGER................................................................................................         18
THE DEPOSITOR AND THE OWNER TRUST.........................................................................         19
  The Depositor...........................................................................................         19
  The Owner Trust.........................................................................................         20
  Capitalization of the Owner Trust.......................................................................
  The Owner Trustee.......................................................................................
  AT&T CAPITAL CORPORATION................................................................................         21
THE ORIGINATORS...........................................................................................         22
  AT&T Capital Leasing Services, Inc......................................................................         22
  AT&T Credit Corporation and NCR Credit Corp.............................................................         23
  AT&T Commercial Finance Corporation.....................................................................         23
  Underwriting and Servicing..............................................................................         24
THE CONTRACTS.............................................................................................         27
  Description of the Contracts............................................................................         27
  Representations and Warranties Made by TCC..............................................................         30
  Certain Statistics Relating to the Initial Contract Pool................................................         33
  Certain Statistics Relating to Delinquencies and Defaults...............................................         35
DESCRIPTION OF THE NOTES..................................................................................         37
  General.................................................................................................         37
  Distributions...........................................................................................         37
  Class A Interest........................................................................................         38
  Class B Interest........................................................................................         38
  Class C Interest........................................................................................         39
  Principal...............................................................................................         39
  Special Redemption of the Notes.........................................................................         40
  Subordination of Class B and Class C Notes and Equity Certificates......................................         40
  Cash Collateral Account.................................................................................         41
  Contract Defaults.......................................................................................
  Optional Purchase of Contracts..........................................................................         41
  Trust Accounts..........................................................................................         41
  Reports to Noteholders..................................................................................         42
  Book-Entry Registration.................................................................................         43
  Definitive Notes........................................................................................         46
  Modification of Indenture Without Noteholder Consent....................................................         46
  Modification of Indenture With Noteholder Consent.......................................................         47
  Events of Default; Rights Upon Event of Default.........................................................         47

SECTION                                                                                                       PAGE
- ----------------------------------------------------------------------------------------------------------  ---------
  Certain Covenants.......................................................................................         48
  Annual Compliance Statement.............................................................................         49
  Indenture Trustee's Annual Report.......................................................................         49
  Satisfaction and Discharge of Indenture.................................................................         49
  The Indenture Trustee...................................................................................         49
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT.......................................................         50
  Transfer and Assignment of Contracts and Equipment......................................................         50
  Collections on Contracts................................................................................         50
  Servicing...............................................................................................         51
  Amendment...............................................................................................         53
  Termination of the Agreement............................................................................         53
  The Owner Trustee.......................................................................................         54
CERTAIN LEGAL ASPECTS OF THE CONTRACTS....................................................................         54
  Enforcement of Security Interests in the Equipment......................................................         55
  Insolvency Matters......................................................................................         56
UNITED STATES TAXATION....................................................................................         58
  Treatment of the Notes..................................................................................         58
  Treatment of the Owner Trust............................................................................         58
  Payments of Interest....................................................................................         58
  Original Issue Discount.................................................................................         59
  Market Discount.........................................................................................         59
  Amortizable Bond Premium................................................................................         59
  Sale, Exchange or Retirement of Notes...................................................................         60
  Tax Consequences to United States Alien Holders.........................................................         60
  Backup Withholding......................................................................................         61
ERISA CONSIDERATIONS......................................................................................         63
RATINGS OF THE NOTES......................................................................................         63
USE OF PROCEEDS...........................................................................................         64
UNDERWRITING..............................................................................................         65
LEGAL MATTERS.............................................................................................         67
ADDITIONAL INFORMATION....................................................................................         67
GLOSSARY..................................................................................................         68
APPENDIX A:
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES.............................................        A-1
  Initial Settlement......................................................................................        A-1
  Secondary Market Trading................................................................................        A-1
CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS................................................        A-3

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus. Some such terms are defined in the "Glossary."

ISSUER..............  A trust, referred to as the "Capita Equipment
                      Receivables Trust 1996-1" (the "Owner Trust"), will be
                      formed by the Depositor pursuant to a Trust Agreement
                      (the "Trust Agreement"), dated as of September , 1996,
                      among the Depositor and                         , as
                      Owner Trustee. See "The Depositor and the Owner Trust --
                      The Owner Trust."

INDENTURE TRUSTEE...  , in its capacity as trustee under an Indenture, dated as of September , 1996, between the Owner Trust and the Indenture Trustee (the "Indenture").

THE NOTES...........  The Owner Trust will issue $      aggregate principal
                      amount of   % Receivable-Backed Notes, Class A (the
                      "Class A Notes"), $   aggregate principal amount of    %
                      Receivable-Backed Notes, Class B (the "Class B Notes"),
                      and $      aggregate principal amount of    %
                      Receivable-Backed Notes, Class C (the "Class C Notes")
                      (collectively, the "Notes"), pursuant to the Indenture.
                      The Owner Trust will also issue the Equity Certificates
                      and the Equipment Certificate (collectively, the
                      "Certificates") to the Depositor. The Certificates are
                      not being offered hereby. The Notes and the Certificates
                      are collectively referred to as the "Securities."

INTEREST............  Interest on the outstanding principal amount of the
                      Notes of each Class will accrue at the interest rate for
                      such Class specified on the cover page of this
                      Prospectus (the "Interest Rate" for such Class) from and
                      including September   , 1996, to but excluding
                      October  , 1996 (in the case of the first interest
                      period), and thereafter from and including the most
                      recent Payment Date on which interest has been paid, to
                      but excluding the following Payment Date. To the extent
                      the Amount Available is sufficient therefor, the amount
                      of interest to be paid on the Notes on each Payment Date
                      will equal 30 days' interest (or, in the case of the
                      first interest period, interest accrued from and
                      including the September 1, 1996 to but excluding
                      October  , 1996). See "Description of the Notes."

PRINCIPAL...........  To the extent the Amount Available is sufficient therefor after payment of interest on the Notes and the
                      Equity Certificates, the aggregate amount of principal
                      to be paid on the Notes on each Payment Date will equal
                      the Monthly Principal Amount. Principal payable on the
                      Notes will be paid in respect of the Class A Notes on
                      each Payment Date until the Class A Principal Balance
                      has been reduced to zero, then in respect of principal
                      on the Class B Notes until the Class B Principal Balance
                      has been reduced to zero, and then in respect of
                      principal on the Class C Notes until the Class C
                      Principal Balance has been reduced to zero. Commencing
                      on the first Payment Date, however, a portion of the
                      Monthly Principal Amount will be payable on the Equity
                      Certificates until the aggregate amount so paid equals
                      $      .

                      The "Monthly Principal Amount" for any Payment Date will equal:

                        (i) the difference between (a) the aggregate of the Contract Principal Balances of the Contracts (the
                        "Contract Pool Principal Balance") as of the last day of the second preceding calendar month, and (b) the Contract Pool Principal Balance as of the last day of the immediately preceding calendar month (or, in the case of the first Payment Date, the Cut-Off Date
                        Contract Pool Principal Balance), plus

                        (ii) any portion of the Monthly Principal Amount for the prior Payment Date not distributed in respect of principal on the Notes or the Equity Certificates, as appropriate, on such prior Payment Date.

                      The "Contract Principal Balance" of any Contract as of the last day of any calendar month is:

                        (1) in the case of a Lease Contract, the present value
                        of the unpaid Scheduled Payments due on such Lease
                        Contract after such last day of the calendar month,
                        discounted monthly at the rate of   % per annum; and

                        (2) in the case of a Loan Contract, the outstanding principal balance of such Loan Contract after giving effect to Scheduled Payments due on or prior to such last day of the calendar month, whether or not paid.

                      The Contract Principal Balance of any Contract which, during a calendar month, became a Liquidated Contract or was purchased by TCC due to a breach of representations and warranties, will be deemed to be zero on and after the last day of such calendar month. A "Liquidated
                      Contract" is any Contract (a) with respect to which the Servicer has repossessed and disposed of the related
                      Equipment, or otherwise collected all proceeds which, in the Servicer's judgment, can be collected under such Contract, or (b) which is delinquent 180 days or more.
                      See "Description of the Notes -- Principal."

STATED MATURITY
 DATES..............  If and to the extent not previously paid, the outstanding principal amount of each Class of Notes will
                      be payable on the Stated Maturity Date of such Class.
                      The Class A Stated Maturity Date will be
                                              ,                         ; the
                      Class B Stated Maturity Date will be
                                              ,                         ; and
                      the Class C Stated Maturity Date will be
                                              ,                         .

FORM AND
 DENOMINATION.......  The Notes will be issued in book-entry form in denominations of $1,000 and integral multiples thereof.

CLOSING DATE........  On or about September   , 1996.

CUT-OFF DATE........  September 1, 1996.

PAYMENT DATES AND
 RECORD DATES.......  Interest and principal on the Notes will be paid on the
                        day of each month (or, if such   day is not a Business
                      Day, the next succeeding Business Day), commencing in
                      October 1996, to Holders of record on the Business Day
                      immediately preceding such Payment Date (so long as the
                      Notes are held in book-entry form), or to Holders of
                      record on the last day of the preceding calendar month
                      (if Definitive Notes have been issued).

SUBORDINATION.......  The likelihood of payment of interest on each Class of
                      Notes will be enhanced by the application of the Amount
                      Available to the payment of such interest prior to the
                      payment of principal on any of the Notes or the Equity
                      Certificates, as well as by the preferential right of
                      the Holders of Notes of each such Class to receive such
                      interest (1) in the case of the Class A Notes, prior to
                      the payment of any interest on the Class B Notes, the
                      Class C Notes or the Equity Certificates, (2) in the
                      case of the Class B Notes, prior to the payment of any
                      interest on the Class C Notes or the Equity
                      Certificates, and (3) in the case of the Class C Notes,
                      prior to the payment of any interest on the Equity
                      Certificates. Likewise, the likelihood of payment of
                      principal on each Class of Notes will be enhanced by the
                      preferential right of the Holders of Notes of each such
                      Class to receive such principal, to the extent of the
                      Amount Available after payment of interest on the Notes
                      and the Equity Certificates as aforesaid, (i) in the
                      case of the Class A Notes, prior to the payment of any
                      principal on the Class B Notes, the Class C Notes or
                      (except as described herein) the Equity Certificates;
                      (ii) in the case of the Class B Notes, prior to the
                      payment of any principal on the Class C Notes or (except
                      as described herein) the Equity Certificates; and (iii)
                      in the case of the Class C Notes, prior to the payment
                      of any principal on the Equity Certificates, except as
                      described herein. See "Description of the Notes."

RATINGS.............  It is a condition of issuance of the Notes that each of
                      Moody's Investors Service, Inc. ("Moody's"), Standard &
                      Poor's Ratings Services ("S&P"), Fitch Investors Service
                      L.P. ("Fitch") and Duff and Phelps Rating Service ("Duff
                      & Phelps" and, together with Moody's, S&P and Fitch, the
                      "Rating Agencies") rate (i) the Class A Notes in its
                      highest rating category, (ii) the Class B Notes
                      "                        ," "                        ,"
                      "                        " and
                      "                        ," respectively, and (iii) the
                      Class C Notes "                        ,"
                      "                        ," "                        "
                      and "                        ," respectively. A rating
                      is not a recommendation to buy, sell or hold securities
                      and may be subject to revision or withdrawal at any time
                      by the assigning Rating Agency. See "Ratings of the
                      Notes."

USE OF PROCEEDS.....  The proceeds from the offering and sale of the Notes and the issuance of the Equity Certificates will be used by
                      the Depositor to acquire the Contracts and the
                      Originators' interest in the Equipment and to pay
                      expenses payable by the Depositor in connection with the
                      issuance of the Notes and the Equity Certificates.

THE MERGER..........  It is expected that TCC will be merged with Antigua
                      Acquisition Corporation, a wholly owned subsidiary of
                      Hercules Limited, on the Merger Consummation Date. On
                      the Merger Consummation Date, the Depositor will deposit
                      the Contracts and other Trust Assets with the Indenture
                      Trustee, on behalf of the Owner Trust, and the proceeds
                      of the Escrow Account (which will include the proceeds
                      of the Notes and the Equity Certificates) will be
                      released to, or upon the order of, the Depositor. See
                      "Use of Proceeds" above. If the Merger is not
                      consummated, or the Servicer has not executed the
                      Transfer and Servicing Agreement, by September   , 1996,
                      all of the Notes will be redeemed at the Special
                      Redemption Price on the Special Redemption Date. See
                      "Special Redemption" below. Consummation of the Merger
                      is subject to certain regulatory approvals and other
                      preconditions. See "The Merger."

MERGER CONSUMMATION
 DATE...............  The date on which the Merger is consummated, currently anticipated to be September 17, 1996.

DEPOSITOR...........  Antigua Funding Corporation (the "Depositor"), which will be a wholly owned subsidiary of AT&T Capital
                      Corporation ("TCC") following the consummation of the
                      Merger. The Depositor is expected to acquire the
                      Contracts on the Merger Consummation Date pursuant to a
                      Transfer Agreement, expected to be dated as of September
                          , 1996 (the "Transfer Agreement"), among the
                      Depositor, TCC and the Originators, and will thereupon
                      transfer the Contracts to the Owner Trust pursuant to a
                      Transfer and Servicing Agreement (the "Transfer and
                      Servicing Agreement"), expected to be dated as of
                      September   , 1996, among the Depositor, TCC, as
                      Servicer, the Indenture Trustee and the Owner Trust. See
                      "The Depositor and the Owner Trust -- The Depositor."

SERVICER............  TCC will, pursuant to the Transfer and Servicing
                      Agreement, act as Servicer of the Contracts following
                      their transfer. See "Description of the Transfer and
                      Servicing Agreement -- Servicing." TCC is a
                      full-service, diversified equipment leasing and finance
                      company that operates principally in the United States.

TRUST ASSETS........  From the Closing Date until the Merger Consummation
                      Date, the Trust Assets will consist solely of the
                      proceeds of the issuance of the Notes and the Equity
                      Certificates and additional cash held (and invested in
                      certain Eligible Investments) in an Escrow Account held
                      by the Indenture Trustee, which cash will be sufficient
                      to redeem all of the Notes at the Special Redemption
                      Price and the Equity Certificates on the Special
                      Redemption Date if the Merger is not consummated, or the
                      Servicer has not executed the Transfer and Servicing
                      Agreement, by September   , 1996. See "Description of
                      the Notes -- Special Redemption of the Notes." The
                      proceeds of the issuance of the Notes and the Equity
                      Certificates will be used as described under "Use of
                      Proceeds" above.

                      The Trust Assets, from and after the Merger Consummation
                      Date, will consist of:

                        (i) a pool of approximately     equipment lease
                        contracts (each, a "Lease Contract") and installment
                        sale contracts, promissory notes, loan and security
                        agreements and other similar types of receivables
                        (each, a "Loan Contract") (all such Lease Contracts
                        and Loan Contracts referred to herein as the
                        "Contracts") with various lessees, borrowers or other
                        obligors thereunder (each, an "Obligor"), including
                        the right to receive all Scheduled Payments and
                        Prepayments received thereon from and after the
                        Cut-Off Date (including all Scheduled Payments due
                        prior to, but not received as of, the Cut-Off Date,
                        but excluding any Scheduled Payments due on or after,
                        but received prior to, the Cut-Off Date);

                        (ii) the interest of the Depositor in the equipment subject to such Contracts (the "Equipment"), which interest is either an ownership interest or a security interest (see "The Contracts -- Description of the
                        Contracts");

                        (iii) amounts on deposit in (and Eligible Investments allocated to) certain Accounts established pursuant to the Indenture and held by, or in the name of, the Indenture Trustee, including the Collection Account;
                        and

                        (iv) certain other property and assets as herein described.

                      A portion of the Trust Assets will secure payment of the Notes. See "Source of Payment and Security" below.

                      The aggregate of the Contract Principal Balances of the Contracts as of the Cut-Off Date (the "Cut-Off Date
                      Contract Pool Principal Balance," which will include certain Scheduled Payments due prior to, but not received as of, the Cut-Off Date) will equal the sum of the initial principal balances of the Notes and the Equity Certificates.

SOURCE OF PAYMENT
 AND SECURITY.......  Principal of and interest on the Notes will be paid on each Payment Date solely from, and secured by, the
                      Amount Available for such Payment Date, which is (1) the
                      sum of (a) those Pledged Revenues on deposit in the
                      Collection Account as of the last Business Day preceding
                      such Payment Date which were (i) received by or on
                      behalf of the Indenture Trustee during the preceding
                      calendar month (the "Collection Period"), or (ii) to the
                      extent necessary to pay interest on the Notes and the
                      Equity Certificates on such Payment Date, received by or
                      on behalf of the Indenture Trustee after such Collection
                      Period, plus (b) amounts permitted to be withdrawn
                      therefor from the Cash Collateral Account, as described
                      under "Cash Collateral Account" below, less (2) the
                      amounts described in clauses (i) and (ii) under
                      "Priority of Payments" below.

                      "Pledged Revenues" will consist of (i) "Scheduled
                      Payments" on the Contracts (which will consist of all payments under the Contracts other than those portions of such payments which, under such Contracts, are to be
                      (A) applied by the Servicer to the payment of insurance premiums, maintenance, taxes and other similar obligations, or (B) retained by the Servicer in payment of Administrative Fees, received on or after the Cut-Off
                      Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date) and due during the term of the Contracts (without giving effect to end of term extensions or renewals thereof); (ii) any voluntary prepayments ("Prepayments") received on or after the Cut-Off Date under the Contracts, which, in the case of a Prepayment received under any Lease Contract, will not exceed the amount described under "Contract Prepayments" below; (iii) any amounts paid by TCC to purchase
                      Contracts due to a breach of representations and warranties or by the Depositor to purchase the Contracts, as described under "Optional Purchase of Contracts" below, (iv) certain of the proceeds derived from the liquidation of the related Equipment (net of liquidation expenses) under any defaulted Contracts, as described under "Contract Defaults" below; and (v) any earnings on the investment of amounts credited to the Collection Account.

ORIGINATORS OF THE
 CONTRACTS..........  The Contracts that are expected to constitute a portion of the Trust Assets on and after the Merger Consummation
                      Date have been originated or, in some cases, acquired by
                      four wholly owned subsidiaries of TCC: AT&T Capital
                      Leasing Services, Inc. ("Leasing Services"), AT&T Credit
                      Corporation ("Credit Corp."), NCR Credit Corp. ("NCR
                      Credit"), and AT&T Commercial Finance Corporation
                      ("CFC") (collectively, the "Originators"). See "AT&T
                      Capital Corporation" and "The Originators."

THE CONTRACTS.......  The aggregate of the Contracts and the related Equipment expected to be held by the Owner Trust as part of the Trust Assets, as of any particular date, is referred to as the "Contract Pool," and the Contract Pool, as of the Cut-Off Date is referred to as the "Final Contract Pool." The Depositor has prepared certain statistics relating to the pool of Contracts which, subject to the exception noted below, will constitute the Final Contract Pool. These statistics are based on such Contracts as of August 1, 1996 (the "Initial Determination Date"), and the Final Contract Pool will consist of such Contracts, less that portion of the Contract Principal Balances which are paid or prepaid from the Initial Determination Date to the Cut-Off Date. Accordingly, the statistics relating to such pool of Contracts (the "Initial Contract Pool") will differ somewhat from the Final Contract Pool; however, the statistics relating to the Final Contract Pool will be included in the final Prospectus. As of the Initial Determination Date, (i) the Contract Pool Principal Balance (the "Initial Determination Date Contract Pool
                      Principal Balance") was approximately $       ; (ii)
                      there were approximately        Contracts; (iii) the
                      average Contract Principal Balance was $       ; (iv) of
                      such Contracts, approximately   % (by Initial
                      Determination Date Contract Pool Principal Balance)
                      related to Lease Contracts and approximately   % (by
                      Initial Determination Date Contract Pool Principal
                      Balance) were Loan Contracts; (v) approximately   % of
                      such Contracts (by Initial Determination Date Contract Pool Principal Balance) were [type of Equipment],
                      approximately   % of such Contracts (by Initial
                      Determination Date Contract Pool Principal Balance)
                      related to [type of Equipment] and approximately   % of
                      such Contracts (by Initial Determination Date Contract Pool Principal Balance) related to [type of Equipment];
                      (vi) no more than approximately   % of such Contracts
                      (by Initial Determination Date Contract Pool Principal Balance) were with respect to Obligors [Equipment]
                      located in any one State; (vii) no more than   % of the
                      Contracts (by Initial Determination Date Contract Pool Principal Balance) had a Contract Principal Balance
                      exceeding $       ; (viii) approximately   % of the
                      Contracts (by Initial Determination Date Contract Pool Principal Balance) had been originated by the
                      Originators with the remaining   % of the Contracts
                      having been originated by third parties and purchased by one of the Originators; (ix) the remaining term of the Contracts as of the Initial Determination Date ranged
                      from    months to    months; and (x) the weighted
                      average remaining term of the Contracts as of the
                      Initial Determination Date was   months. See "The
                      Contracts -- Certain Statistics Relating to the Initial Contract Pool."

                      TCC will make certain representations and warranties regarding each Contract, and will be obligated to purchase any Contract in the event of a breach of any such representation or warranty that materially and adversely affects the value of such Contract. See "The
                      Contracts -- Representations and Warranties Made by
                      TCC."

CONTRACT
 PREPAYMENTS........  TCC will represent and warrant that none of the Lease
                      Contracts permit the Obligor thereunder to prepay the
                      amounts due under such Lease Contract or otherwise
                      terminate the Lease Contract prior to its scheduled
                      expiration date (except for a de minimis number of Lease
                      Contracts which allow for a prepayment or early
                      termination upon payment of an amount which is not less
                      than the Contract Principal Balance). Under the Transfer
                      and Servicing Agreement, the Servicer will be permitted
                      to allow Prepayments of the Lease Contracts to the exent
                      that, the amount of the prepayment on any Lease Contract
                      is at least equal to the Contract Principal Balance of
                      such Lease Contract (after application of the current
                      month's Scheduled Payment), plus the current month's
                      Scheduled Payment and any delinquent payments. The Loan
                      Contracts permit the Obligor thereunder to prepay the
                      Loan Contract, in whole or in part, at any time at par
                      plus accrued interest. Approximately   % of the
                      Contracts (by Initial Determination Date Contract Pool
                      Principal Balance) were Loan Contracts. In no event will
                      the Notes or the Equity Certificates be entitled to
                      receive more than the Contract Principal Balance (after
                      application of the current month's Scheduled Payment),
                      plus the current month's Scheduled Payment and any
                      delinquent Scheduled Payments.

CONTRACT DEFAULTS...  Proceeds from disposition of the Equipment subject to
                      Lease Contracts will not be available to make payments on the Notes or the Equity Certificates, except in the event of a default thereunder. In the event of a default under a Lease Contract, the proceeds derived from the sale or other disposition of the related Equipment (net of liquidation expenses) will be allocated on a pro rata basis between the Equipment Certificate, on the one hand, and the Notes and the Equity Certificates, on the other, based respectively on (a) the Book Value of the Equipment (which is equal to the value of the Equipment as shown on the accounting books and records of TCC as of the Cut-Off Date) and (b) the Contract Principal
                      Balance of the related Lease Contract (after application of the current month's Scheduled Payment), plus the current month's Scheduled Payment and any delinquent payments, all determined as of the month of liquidation.
                      In no event will the Notes or the Equity Certificates be entitled to receive more than the Contract Principal
                      Balance (plus the current and any delinquent Scheduled
                      Payments) from the proceeds of a defaulted Lease
                      Contract. All such liquidation proceeds from a defaulted
                      Lease Contract and allocable to the Notes and the Equity
                      Certificates, together with all proceeds of the liquidation of a defaulted Loan Contract (net of liquidation expenses), will be deposited in the Collection Account and constitute part of the Amount
                      Available to be applied to the payment of interest and principal on the Notes and the Equity Certificates in accordance with the priorities described under "Priority of Payments" below.

NO SUBSTITUTION.....  Under the Trust Agreement, the Owner Trustee is not
                      permitted to accept (from the Depositor, TCC or any
                      other party) any lease, contract or other asset or
                      property in substitution for any part of the Trust
                      Assets, including any of the Contracts.

SERVICING...........  The Servicer will be responsible for managing, administering, servicing and making collections on the
                      Contracts. Compensation to the Servicer will include a
                      monthly fee (the "Servicing Fee"), which will be payable
                      to the Servicer from the Amount Available on each
                      Payment Date, in an amount equal to the product of
                      one-twelfth of   % per annum multiplied by the greater
                      of (a) the Contract Pool Principal Balance or (b) the
                      aggregate principal amount of the Notes and the Equity
                      Certificates, both as of the last day of the second
                      preceding calendar month, plus any late fees,
                      documentation fees, insurance administration charges and
                      other administrative charges (the "Administrative Fees")
                      collected with respect to the Contracts during the prior
                      Collection Period. The Servicer may be terminated as
                      Servicer under certain circumstances, in which event a
                      successor Servicer would be appointed to service the
                      Contracts. See "AT&T Capital Corporation" and
                      "Description of the Transfer and Servicing Agreement --
                      Servicing -- Events of Servicing Termination."

MANDATORY PURCHASE
 OF CERTAIN
 CONTRACTS..........  TCC will make certain representations and warranties with respect to each Contract and the related Equipment,
                      as more fully described in "The Contracts --
                      Representations and Warranties Made by TCC." The
                      Indenture Trustee will be entitled to require TCC to
                      purchase any Contract and the related Equipment, at a
                      price equal to the Contract Principal Balance (after
                      application of the current month's Scheduled Payment),
                      plus the current month's Scheduled Payment and any
                      delinquent payments, plus the Book Value of the
                      Equipment (which amount will be payable on the Equipment
                      Certificate), if the value of the Contract is materially
                      and adversely affected by a breach of any such
                      representation or warranty which is not cured within a
                      specified period (a "Repurchase Event").

EQUITY
 CERTIFICATES.......  The Owner Trust will issue the Equity Certificates, representing a beneficial ownership interest in the
                      Owner Trust, to the Depositor and transferred by it in a
                      separate transaction. The Equity Certificates will
                      represent an undivided interest in all Pledged Revenues,
                      and will be paid in the priority described under
                      "Priority of Payments" below. It is expected that the
                      Equity Certificates initially will represent the right
                      to receive principal in an amount equal to approximately
                      4% of the Cut-Off Date Contract Pool Principal Balance,
                      together with interest thereon at an interest rate of
                        % per annum. Commencing on the first Payment Date, a
                      portion of the Monthly Principal Amount will be payable
                      on the Equity Certificates until the aggregate amount so
                      paid equals $       .

EQUIPMENT
 CERTIFICATE........  The Owner Trust will issue the Equipment Certificate, representing a beneficial ownership interest in the
                      Owner Trust, to the Depositor. The Equipment Certificate
                      will represent an undivided interest in:

                      (i) all related Equipment or the proceeds thereof upon the expiration of the initial term (without giving any effect to end of term extensions or renewals) of any Lease Contracts;

                      (ii) any amount in excess of the amounts described under
                        "Contract Prepayments"  above  paid  by  a  Lessee  in
                        connection with the prepayment or early termination of
                        a   Lease  Contract,  which   excess  is  intended  to
                        represent the value of the Equipment related thereto;

                      (iii) a portion of the proceeds (net of liquidation expenses) derived from the sale or other disposition of the related Equipment following a default under a Lease Contract, as described under "Contract Defaults" above; and

                      (iv) that portion of the purchase price allocable to the
                      Book  Value of the related Equipment  (a) paid by TCC to
                        purchase any Contract due to a breach of any of  TCC's
                        representations    and   warranties   regarding   such
                        Contract, or (b) paid by the Depositor pursuant to its
                        option to repurchase all the outstanding Contracts.

                      Amounts payable in respect of the Equipment Certificate are not available to pay, and will not provide security for the payment of, interest or principal on the Notes or the Equity Certificates.

COLLECTION
 ACCOUNT............  The Indenture Trustee will establish and maintain one or more separate accounts (collectively, the "Collection
                      Account"). All Scheduled Payments and Prepayments from
                      Obligors that are received by the Servicer on behalf of
                      the Owner Trust will be deposited in the Collection
                      Account no later than five Business Days following
                      receipt thereof by the Servicer. The Servicer will be
                      permitted to use any alternative remittance schedule
                      which is acceptable to the Rating Agencies if the effect
                      thereof will not result in a reduction or withdrawal of
                      any of the ratings then applicable to the Notes. See
                      "Description of the Transfer and Servicing Agreement --
                      Collections on Contracts."

CASH COLLATERAL
 ACCOUNT............  A "Cash Collateral Account" will be established on or prior to the Merger Consummation Date and will
                      thereafter be available to the Indenture Trustee. The
                      Cash Collateral Account will be funded in an amount
                      equal to    % of the Cut-Off Date Contract Pool
                      Principal Balance ($      ). Amounts on deposit from
                      time to time in the Cash Collateral Account (up to, but
                      not in excess of, the Requisite Amount described below,
                      and not including any investment earnings on such funds)
                      shall be used, to the extent that amounts on deposit in
                      the Collection Account as of any Payment Date are
                      insufficient to do so, (and provided that any such
                      deficiency has resulted, directly or indirectly, from
                      delinquencies and/or defaults on the Contracts):

                      (i)  to  pay  interest  on  the  Notes  and  the  Equity
                      Certificates in the following order of priority:

                      (a) interest on the Class A Notes (including any overdue
                          interest and interest thereon),

                      (b) interest on the Class B Notes (including any overdue
                          interest and interest thereon),

                      (c) interest on the Class C Notes (including any overdue
                          interest and interest thereon), then

                      (d) interest on the Equity Certificates (including any
                          overdue interest and interest thereon);

                      (ii)  to pay  any Principal Deficiency  Amount (equal to
                      the  lesser  of  (a)  the  Current  Realized  Losses  on
                        Liquidated Contracts for the related Collection Period
                        or  (b) the excess, if any, of the aggregate Principal
                        Balance of  the  Notes  and  the  Equity  Certificates
                        (after  giving  effect to  all other  distributions of
                        principal on  such Payment  Date), over  the  Contract
                        Pool  Principal  Balance as  of  the last  day  of the
                        related  Collection   Period   plus   all   delinquent
                        Scheduled Payments in respect of principal); and

                      (iii)   to  pay  principal  on   the  Notes  and  Equity
                      Certificates at  the  applicable  Stated  Maturity  Date
                        thereof.

                      If and to the extent that the amount on deposit in the
                      Cash Collateral Account as of any Payment Date is less
                      than the Requisite Amount (which is defined as being an
                      amount equal to $      , subject to certain
                      adjustments), then such deficiency is to be restored
                      from the remaining Amount Available, after payment of
                      interest and principal on the Notes and the Equity
                      Certificates as described under "Priority of Payments"
                      below. Any amount on deposit in the Cash Collateral
                      Account in excess of the Requisite Amount, and all
                      investment earnings on funds in the Cash Collateral
                      Account, will be released from the Cash Collateral
                      Account and paid to or upon the order of the Depositor,
                      and will not be available to make payments on the Notes
                      or the Equity Certificates. See "Description of the
                      Notes -- Cash Collateral Account."

PRIORITY OF
 PAYMENTS...........  On each Payment Date, the Indenture Trustee will be required to make the following payments, first, from
                      Pledged Revenues on deposit in the Collection Account as
                      of the last Business Day preceding such Payment Date
                      which were received by or on behalf of the Indenture
                      Trustee during the preceding Collection Period, second,
                      to the extent the foregoing Pledged Revenues are
                      insufficient to pay interest on the Notes and the Equity
                      Certificates on such Payment Date, the amount necessary
                      to cure such deficiency from the Pledged Revenues on
                      deposit in the Collection Account as of the last
                      Business Day preceding such Payment Date which were
                      received by or on behalf of the Indenture Trustee after
                      the preceding Collection Period, and, thereafter (but
                      only as to amounts described in clause (iii) and certain
                      amounts included in clause (iv)), from amounts permitted
                      to be withdrawn from the Cash Collateral Account as
                      described under "Cash Collateral Account" above, in the
                      following order of priority:

                      (i) the Servicing Fee and any other amounts then due and
                        payable under the Transfer and Servicing Agreement in connection with servicing the Contracts;

                      (ii) the fees and expenses of the Indenture Trustee and the Owner Trustee then due and payable;

                      (iii) interest on the Notes and the Equity Certificates in the following order of priority:

                      (a) interest on the Class A Notes (including any overdue
                          interest and interest thereon),

                      (b) interest on the Class B Notes (including any overdue
                          interest and interest thereon),

                      (c) interest on the Class C Notes (including any overdue
                          interest and interest thereon), then

                      (d) interest on the  Equity Certificates (including  any
                          overdue interest and interest thereon);

                      (iv) an amount equal to the Monthly Principal Amount as of such Payment Date in respect of principal on the
                        Notes and the Equity Certificates in the priority described under "Principal" above; and

                      (v) the remainder to the Cash Collateral Account, to  be
                        applied in the manner described under "Cash Collateral
                        Account" above.

OPTIONAL PURCHASE OF
 CONTRACTS..........  The Depositor may purchase all of the Contracts on any
                      Payment Date following the date on which the unpaid
                      principal balance of the Notes and the Equity
                      Certificates is equal to 10% or less of the Cut-Off Date
                      Contract Pool Principal Balance, subject to certain
                      provisions as described herein under "Description of the
                      Notes -- Optional Purchase of Contracts." The purchase
                      price to be paid in connection with such purchase shall
                      be equal to the unpaid principal balance of the Notes
                      and the Equity Certificates as of such Payment Date plus
                      interest to be paid on the Notes and the Equity
                      Certificates on such Payment Date, plus the Book Value
                      of the Equipment. The proceeds of such purchase shall be
                      applied on such Payment Date (i) as to such proceeds in
                      respect of principal and interest on the Notes and the
                      Equity Certificates, to the payment of the remaining
                      principal balance on the Notes and the Equity
                      Certificates, together with interest thereon, and (2) as
                      to the balance of such proceeds, to the payment of
                      amounts on the Equipment Certificate.

SPECIAL
 REDEMPTION.........  If the Merger has not been consummated by September   ,
                      1996, all of the Notes shall be redeemed and paid in
                      full on September   , 1996 (the "Special Redemption
                      Date") at a redemption price (the "Special Redemption
                      Price") which is equal to (i) in respect of any Class of
                      Notes, the initial offering price of such Class of Notes
                      as shown on the cover page of this Prospectus, plus (ii)
                      interest on such offering price, from (and including)
                      the Closing Date to (but excluding) such Special
                      Redemption Date, at the rate of 10% per annum. The
                      Special Redemption Price in respect of the Notes will be
                      paid from the proceeds of the issuance of the Notes and
                      the Equity Certificates and additional cash on deposit
                      in the Escrow Account held by the Indenture Trustee
                      pursuant to the Indenture, which will be funded on the
                      Closing Date in an amount equal to the aggregate Special
                      Redemption Price. A public notice of the Special
                      Redemption, if any, will be provided by publication in
                      Luxembourg. If the Merger is consummated on or prior to
                      September   , 1996, the Trust Assets will be deposited
                      by the Depositor with the Indenture Trustee, on behalf
                      of the Owner Trust, on the Merger Consummation Date and
                      the amounts on deposit in the Escrow Account will be
                      paid over to the Depositor. See "Description of the
                      Notes -- Special Redemption of the Notes."

U.S. TAXATION.......  In the opinion of counsel to the Depositor and counsel to the Underwriters, the Notes will be characterized as
                      indebtedness and the Owner Trust will not be
                      characterized as an "association" or "publicly traded
                      partnership" taxable as a corporation for federal income
                      tax purposes. Each Noteholder, by its acceptance of a
                      Note, will agree to treat the Notes as indebtedness for
                      federal, state and local income tax purposes.
                      Prospective investors are advised to consult their own
                      tax advisors regarding the federal income tax
                      consequences of the purchase, ownership and disposition
                      of Notes, and the tax consequences arising under the
                      laws of any state or other taxing jurisdiction. See
                      "United States Taxation."

                      In the opinion of counsel, under United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to a United
                      States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in "United States Taxation -- Tax Consequences to United
                      States Alien Holders"). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive such payments net of such withholding tax, and neither the Owner Trust, the Depositor, TCC nor any other party would have any obligation to "gross-up" such payments to compensate for such withholding tax.

ERISA
 CONSIDERATIONS.....  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by
                      the United States Department of Labor, the acquisition
                      or holding of Notes by or on behalf of a Benefit Plan
                      will not cause the assets of the Owner Trust to become
                      plan assets, thereby generally preventing the
                      application of certain prohibited transaction rules of
                      the Employee Retirement Income Security Act of 1974, as
                      amended, and the Internal Revenue Code of 1986, as
                      amended, that otherwise could possibly be applicable.
                      The Depositor believes that the Notes should be treated
                      as indebtedness without substantial equity features for
                      purposes of such regulation. See "ERISA Considerations."

REGISTRATION,
 CLEARANCE AND
 SETTLEMENT OF
 NOTES..............  Each of the Notes will be registered in the name of Cede
                      & Co., as the nominee of DTC, and will be available for
                      purchase only in book-entry form on the records of DTC
                      and participating members thereof. Notes will be issued
                      in definitive form only under the limited circumstances
                      described under "Description of the Notes -- Definitive
                      Notes." All references herein to "Holders" or
                      "Noteholders" shall reflect the rights of beneficial
                      owners of Notes (the "Note Owners"), as they may
                      indirectly exercise such rights through DTC and
                      participating members thereof, except as otherwise
                      specified herein. See "Description of the Notes --
                      Book-Entry Registration." Noteholders may elect to hold
                      their Notes through DTC (in the United States) or Cedel
                      Bank or Euroclear (in Europe). Transfers will be made in
                      accordance with the rules and operating procedures
                      described in Appendix A hereto.

LISTING.............  Application has been made to list the Notes on the
                      Luxembourg Stock Exchange.

GOVERNING LAW.......  The   Transfer  and   Servicing  Agreement,   the  Trust
                      Agreement, the Transfer Agreement, the Indenture and the
                      Notes will be governed by the  laws of the State of  New
                      York.

                                  RISK FACTORS

    Prospective Noteholders should consider the following factors in connection with the purchase of the Notes:

LIMITED LIQUIDITY

    There is currently no market for the Notes. Goldman, Sachs & Co. expects, but will not be obligated, to make a market for the Notes in the United States; and Nomura International plc expects, but will not be obligated, to make a market for the Notes outside the United States. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will provide the Holders of such Notes with liquidity of investment or will continue for the life of such Notes. Although it is expected that the Notes will be listed on the Luxembourg Stock Exchange, there can be no assurances that such listing will increase the liquidity of the Notes.

    The Notes will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Notes in the secondary market and the ability of the Noteholders to pledge them may be adversely affected. See "Underwriting" and "Description of the Notes -- Book-Entry Registration." The Notes will be registered in the name of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until definitive, fully registered Notes are issued in the limited circumstances described under "Description of the Notes -- Definitive Notes," beneficial owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly through DTC and its participating organizations. In addition, the laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the Notes.

SUBORDINATION; LIMITED ASSETS

    To the extent described herein under "Description of the Notes -- Distributions" and "-- Subordination," payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes, and payments of interest and principal, respectively, on the Class C Notes will be similarly subordinated in priority of payment to interest and principal on the Class A Notes and the Class B Notes. In addition, payments of principal on the Notes will be subordinated in priority of payment to payments of interest on the Notes and the Equity Certificates. The Equity Certificates initially will represent the right to receive principal in an amount equal to 4% of the Cut-Off Date Contract Pool Principal Balance, but such amount will be reduced as a result of principal payments made on the Equity Certificates (see "Description of the Notes -- Principal"), which will reduce the benefit to the Notes of the subordination of the Equity Certificates. The Notes are secured by the payments to be derived from the Contracts but not any payments constituting proceeds from the disposition of Equipment (except in the case of a defaulted Contract), which amounts will be paid solely to the holder of the Equipment Certificate. Moreover, from and after the Merger Consummation Date, the Owner Trust will have no assets other than the Contracts, the Equipment and amounts on deposit from time to time in the Collection Account and the accounts established pursuant to the Transfer and Servicing Agreement. The Notes will represent obligations solely of the Owner Trust, and none of the Notes will be insured or guaranteed, directly or indirectly, by TCC, the Depositor, the Indenture Trustee or the Owner Trustee (or any Affiliate of any of them) or any other person or entity. Consequently, Holders of the Notes must rely for payment of interest and principal thereon on a given Payment Date on the Amount Available for such Payment Date. Delinquencies and defaults on the Contracts could eliminate the protection afforded the Class C Noteholders by the Cash Collateral Account and the subordination of the Equity Certificates, and the Class C Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the Class B Noteholders by the subordination of the Class C Notes, and could eliminate the protection afforded the Class A Noteholders by the subordination of the Class B Notes, and such Noteholders could incur losses on their investment as a result.

YIELD AND PREPAYMENT CONSIDERATIONS

    The weighted average life of the Notes will be reduced by prepayments and early terminations of the Contracts. Prepayments may result from payments by Obligors, certain amounts received as a result of default or early termination of a Contract, the receipt of proceeds from the physical damage to the Equipment to the extent described herein under "The Contracts," purchases by TCC as a result of certain uncured breaches of the representations and warranties made by it with respect to the Contracts and the Equipment (see "The Depositor -- Representations and Warranties Made by TCC") or the Depositor exercising its option to purchase all of the remaining Contracts and Equipment (see "Description of the Notes -- Optional Purchase of Contracts"). Generally, none of the Lease Contracts permit a prepayment or early termination thereof. Nevertheless, TCC historically has permitted lessees to terminate leases early, either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium, or both. The Transfer and Servicing Agreement will permit the Servicer to allow a voluntary prepayment of a Lease Contract by a Lessee at any time so long as the amount paid thereon is at least equal to the Contract Principal Balance of such Lease Contract (after application of the current month's Scheduled Payment), plus the current month's Scheduled Payment and any delinquent payments. Approximately % of the Contracts (by Initial Determination Date Contract Pool Principal Balance) were Loan Contracts, which permit the Obligor to prepay the Contract, in whole or in part, at any time. The amounts so received in respect of the Contract Principal Balance and current and delinquent Scheduled Payments are to be added to the Amount Available and applied in the priority described in "Description of the Notes -- Distributions." The Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Notes.

    If the Merger is not consummated (see "The Merger") by September , 1996, all of the Notes will be redeemed on the Special Redemption Date at a price equal to the Special Redemption Price. While the Depositor has no reason to believe that the regulatory approvals which are a precondition to the consummation of the Merger will not be obtained on or prior to its scheduled date (September 17, 1996), there can be no assurances that the Merger will in
fact be consummated by September   , 1996.

BANKRUPTCY OR INSOLVENCY RISKS

    The Depositor believes that the transfer of the Contracts and the Equipment from the Originators to the Depositor constitutes a sale or absolute assignment, rather than a pledge to secure indebtedness of TCC or the Originators; and that in the event that TCC or any of the Originators were to become bankrupt or otherwise insolvent, a trustee in bankruptcy would be unable to successfully challenge the transfer of the Contracts and the Equipment or otherwise to interfere with the timely transfer to the Owner Trust of payments received with respect to the Contracts. However, if TCC or any of the Originators were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of TCC or such Originator, or TCC or such Originator or either of them as debtor-in-possession, might argue that such transfer of the Contracts and the Equipment from the Originators to the Depositor was (or should be recharacterized as) a pledge of such assets rather than a sale. This position, if presented to or accepted by a court, could cause, among other things, the Owner Trust to experience a delay in or reduction of collections on the Contracts.

    A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper or general intangibles rather than accounts under the Uniform Commercial Code (the "UCC"), sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If TCC or any of the Originators were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the Owner Trust could experience a delay in or reduction of collections on the Contracts.

    The Depositor has taken certain steps to minimize the likelihood that it will become bankrupt or otherwise insolvent. The Depositor is prohibited by its organizational documents and the Transfer and Servicing Agreement from engaging in activities (including the incurrence or guaranty of debt) other than those set forth in the Transfer and Servicing Agreement. See "The Depositor and the Owner Trust -- The Depositor." The Indenture Trustee, on behalf of the Noteholders, will covenant not to subject the Depositor to bankruptcy proceedings until the Notes have been paid in full and one year and one day has elapsed. The Depositor believes that such actions substantially mitigate the risk of an involuntary bankruptcy petition being filed against it.

    The Depositor has also taken steps to minimize the likelihood that, in the event of a bankruptcy of TCC, the bankruptcy court would order the consolidation of the assets and liabilities of the Depositor with the assets and liabilities of TCC. Such steps include the maintenance of separate books and records and the insistence on arm's-length terms in all agreements with TCC, the Originators and affiliates thereof. Nevertheless, there can be no assurance that, in the event of a bankruptcy or insolvency of TCC or any Originator, a court would not order that the Depositor's assets and liabilities be consolidated with those of TCC or such Originator. Any such order would adversely affect the Owner Trust's ability to receive payments on the Contracts.

    TCC will make certain representations and warranties regarding the Contracts, the Equipment and certain other matters (see "The Contracts -- Representations and Warranties Made by TCC"). In the event that any such representation or warranty, with regard to a specific Contract, is breached, is not cured within a specified period of time, and the value of such Contract is materially and adversely affected by such breach, TCC shall be required to purchase the Contract and the related Equipment at a price equal to (i) the Contract Principal Balance of such Contract (after application of the current month's Scheduled Payment), plus the current month's Scheduled Payment and any delinquent payments, plus (ii) the Book Value of the related Equipment. In the event of a bankruptcy or insolvency of TCC, the Indenture Trustee's right to compel a purchase would both be impaired and would have to be satisfied out of the available assets, if any, of TCC's bankruptcy estate.

    From and after the Merger Consummation Date, substantially all of the equity capital of TCC will be owned by HoldCo., and the capitalization of TCC will differ from the capitalization of TCC prior to the Merger. See "The Merger."

CERTAIN LEGAL ASPECTS

    The transfer of the Contracts by the Originators to the Depositor and by the Depositor to the Owner Trust, the perfection of the interest of the Owner Trust in the Contracts and the right to receive payments thereon, and the Owner Trust's security interest in such Contracts and in the Equipment are subject to the requirements of the UCC as in effect in New York and the states where the various Originators are located and, with respect to certain of the Equipment, in the various states in which the Equipment subject to the applicable Contract is located from time to time. The Depositor will take or cause to be taken such actions as are required to perfect the transfer to the Owner Trust of the
Depositor's   rights  in  the  Contracts  and  the  right  to  receive  payments thereunder.

    It has been the general policy of TCC, depending on the dollar amount and type of the particular Contract, the perceived credit quality of the particular Obligor or the estimated repossession value of the particular related Equipment, not to file or (in certain cases) not to obtain or file UCC financing statements with respect to the Equipment relating to certain Contracts. See "The Originators -- Underwriting and Servicing." It is estimated that approximately
  % of the Contracts (by Cut-Off-Date Contract Pool Principal Balance) will relate to Equipment as to which no UCC financing statement has been filed. With respect to such Contracts, a purchaser from the applicable Obligor of the related Equipment would acquire such Equipment free and clear of the interest of the applicable Originator in such Equipment, and a creditor of the Obligor which has taken a security interest in such Equipment and filed a UCC financing statement with respect thereto would have priority over the interest of the applicable Originator in such Equipment. Any such purchaser or creditor would have an interest superior to the interest of the Owner Trust in such Equipment, which interest is derived from the transfer and conveyance of a security interest in the Equipment by the Depositor to the Owner Trust. All of the Contracts prohibit the Obligor from selling or pledging the related Equipment to third parties.

    Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed above) will be filed to reflect the Depositor's and the Owner Trust's interests therein. While failure to file such assignments does not affect the perfection of the Owner Trust's interest in such Contracts (including the related Originator's security interest in the related Equipment), it does expose the Owner Trust to the risk that the Originator could release its security interest in the Equipment of record, and it could complicate the Owner Trustee's enforcement, as assignee, of the Originator's security interest in the Equipment. In addition, also due to the administrative burden and expense, no UCC financing statement reflecting the security interest of the Owner Trust in the related Equipment will be filed in the jurisdictions (other than the State of New Jersey) where the Equipment is located. In the absence of such filings, the Owner Trust may not have a perfected security interest in such Equipment. As a result, if the Originator were to sell or grant a security interest in any Equipment to a third party, such third party might acquire such Equipment free and clear of the interest of the Owner Trust in such Equipment and a subsequent secured party or other lienholder might obtain an interest in the Equipment superior to that of the Owner Trust. These risks should not affect the perfection or priority of the interest of the Owner Trust in the Contracts or rights to payment thereunder. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Owner Trustee in the Equipment.

    The Servicer will hold the Contract Files (as defined below) on behalf of the Owner Trust under a custodian agreement with the Owner Trustee. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. UCC financing statements will be filed in the appropriate jurisdictions reflecting the sale and assignment of the Contracts by the Originators to the Depositor, and the Servicer's accounting records and computer systems will also reflect such sale and assignment. The Contracts will not, however, be stamped or otherwise marked to reflect that such Contracts and Equipment have been sold to the Depositor. If, through inadvertence or otherwise, any of the Contracts were sold to another party (or a security interest therein were granted to another party) that purchased (or took a security interest in) any of such Contracts in the ordinary course of business and took possession of such Contracts, the purchaser (or secured party) would acquire an interest in the Contracts superior to the interest of the Owner Trust if the purchaser (or secured party) acquired (or took a security interest in) the Contracts for new value and without actual knowledge of the Owner Trust's interest.

NO GROSS-UP FOR WITHHOLDING TAX

    In the opinion of counsel, under current United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to a United States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in "United States Taxation -- Tax Consequences to United States Alien Holders"). If such law were to change and, as a result thereof, United States withholding tax was imposed on such payments, a United States Alien Holder would receive such payments net of such withholding tax; and neither the Owner Trust, the Depositor, TCC nor any other party has any obligation to gross up such payments to account for such withholding tax.

                                   THE MERGER

    On June 5, 1996, Antigua Acquisition Corporation, a newly formed Delaware corporation ("MergerCo."), executed an Agreement and Plan of Merger (the "Merger Agreement") with Hercules Limited, a newly formed Cayman Islands corporation ("HoldCo."), TCC and AT&T Corp. ("AT&T"), which provides for the merger (the "Merger") of MergerCo. with and into TCC and pursuant to which each outstanding share of common stock, par value $0.01 per share ("Common Stock"), of TCC (other than shares owned by TCC, HoldCo., MergerCo., or their respective wholly owned subsidiaries or by any stockholders properly exercising their appraisal rights under Delaware law ("Excluded Shares")) will be converted into the right to receive $45 in cash per share, without interest thereon (the "Merger Consideration"). In addition, pursuant to the terms of the Merger Agreement, each outstanding option on shares of Common Stock (the "Options"), other than those management options (the "Management Options") held by certain members of management of TCC (the "Management Offerees") which may be exchanged for new options to purchase common stock of the surviving corporation, will be canceled upon consummation of the Merger in exchange for cash in an amount equal to the excess of the Merger Consideration over the Option exercise price per share. The Merger is subject to certain regulatory approvals and other conditions precedent (set out below). Upon consummation of the Merger, the current stockholders of TCC will cease to be stockholders of TCC, except that the Management Offerees will be offered the opportunity to maintain all or a portion of their current equity investment in TCC and may be granted new options for common stock of the surviving corporation. All of the outstanding equity capital of MergerCo. will, save for the Management Offerees, be owned by HoldCo. All of the outstanding equity capital of HoldCo. is owned by a group of companies led by GRS Holding Company Limited. The Depositor is a wholly owned subsidiary of MergerCo. and will, upon consummation of the Merger, be a wholly owned subsidiary of TCC (see "The Depositor and the Owner Trust -- The Depositor").

    Under the Merger Agreement, the respective obligations of HoldCo., MergerCo., AT&T and TCC to consummate the Merger are subject to the fulfillment or waiver, where permissible, of the following conditions at or prior to September 17, 1996: (i) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the receipt of all required consents, registrations, approvals, permits and authorizations in full force and effect and (iii) no court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger Agreement.

    The obligation of HoldCo. to consummate the Merger is further conditioned on
(i) the truth and accuracy in all material respects of the representations and warranties made by TCC and AT&T in the Merger Agreement; (ii) the performance in all material respects of all obligations of TCC and AT&T under the Merger Agreement, (iii) the receipt by TCC and AT&T of the consent or approval of each person whose consent or approval is required, except for those for which the failure to obtain such consent or approval is not reasonably likely to have a material adverse effect on TCC; (iv) the receipt by HoldCo. of the resignations of each director of TCC; and (v) AT&T and TCC having entered into a transitional services agreement.

    The obligations of TCC and AT&T to consummate the Merger are further conditioned on (i) the truth and accuracy in all material respects of the representations and warranties made by HoldCo. and MergerCo.; (ii) the performance in all material respects of all obligations of HoldCo. and MergerCo.; and (iii) the receipt by HoldCo. of the consent or approval of each person whose consent or approval is required, except for those consents for which the failure to obtain such consent or approval is not reasonably likely to have a material adverse effect on the ability of HoldCo. or MergerCo. to consummate the Merger. HoldCo. has received an unconditional and irrevocable undertaking from Nomura International plc to underwrite an international capital markets issue on behalf of HoldCo. to satisfy its obligations under the Merger Agreement.

    The consummation of the Merger is currently scheduled for September 17, 1996. It is currently anticipated that all regulatory approvals will be obtained on or around September 17, 1996. If the Merger is not consummated, or the Servicer has not executed the Transfer and Servicing Agreement, by September , 1996, all of the Notes will be redeemed and prepaid on September , 1996 as described under "Description of the Notes -- Special Redemption."

                       THE DEPOSITOR AND THE OWNER TRUST

THE DEPOSITOR

    Antigua Funding Corporation is incorporated under the laws of the State of Delaware. Prior to the Merger Consummation Date, all of the equity capital of the Depositor will be owned by MergerCo. All of the initial equity capital of MergerCo. will be owned by HoldCo. See "The Merger." On the Merger

Consummation Date, MergerCo. and TCC will merge, the corporate entity resulting from, and surviving, such merger will be TCC, and the Depositor will then be a wholly owned subsidiary of TCC. On the Merger Consummation Date, all of the Contracts and the interests of the Originators in the related Equipment will be transferred by the Originators to the Depositor in consideration for which the Depositor shall pay to the Originators the net proceeds received from the offering and sale of the Notes and the Equity Certificates.

    On the Merger Consummation Date, the Depositor will transfer and convey to the Indenture Trustee, on behalf of the Owner Trust, all of the Contracts and its interest in the Equipment related thereto in consideration for (i) the net proceeds received from the offering and sale of the Notes and the Equity Certificates and (ii) the Equipment Certificate. All of the Notes will be sold to third parties pursuant to this Prospectus, the Equity Certificates will be issued to the Depositor and transferred by it in a separate transaction, and the Equipment Certificate will be issued to and retained by the Depositor. On the Closing Date, the Depositor and the Owner Trustee will execute and deliver the Trust Agreement (with effect from such date), and the Owner Trust and the Indenture Trustee will execute and deliver the Indenture (with effect from such date), and on the Merger Consummation Date, the Depositor and the Servicer shall execute and deliver the Transfer and Servicing Agreement (with effect from such date). If for any reason, the Merger Consummation Date has not occurred, or the Servicer has not executed and delivered the Transfer and Servicing Agreement, by September , 1996, then the Notes shall be redeemed at the Special Redemption Price on the Special Redemption Date.

    The Depositor has been formed solely for the purposes of the transactions described in this Prospectus; and under its incorporation documents and the Transfer and Servicing Agreement, the Depositor is not permitted to engage in any activity other than (i) acquiring the Contracts and interests of the Originators in the Equipment related thereto, (ii) transferring and conveying such Contracts and interest in the Equipment to the Owner Trust, (iii) executing and performing its obligations under the Transfer Agreement and the Transfer and Servicing Agreement, (iv) holding or transferring the Equity Certificates and the Equipment Certificate, and (v) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of the Owner Trust and the issuance of the Notes. The Depositor is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any of the Notes.

THE OWNER TRUST

    The Owner Trust will be created pursuant to the Trust Agreement. Prior to the Closing Date, the Owner Trust will have no assets, property or obligations. From the Closing Date to the Merger Consummation Date, the assets of the Owner Trust (the "Trust Assets") will consist solely of the proceeds of the Notes and the Equity Certificates and additional cash held (and invested in certain Eligible Investments) in the Escrow Account (which amounts will be sufficient to pay the Special Redemption Price in respect of the Notes and to redeem the Equity Certificates on the Special Redemption Date if the Merger is not
consummated by September   , 1996).

    From and after the Merger Consummation Date, the Trust Assets will consist of (i) a pool of approximately equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables (each, a "Contract"), with various lessees or other obligors thereunder (each, an "Obligor"), including the right to receive all Scheduled Payments received thereon from and after the Cut-Off Date (including all payments due prior to, but not received as of, the Cut-Off Date, but excluding any payments due on or after, but received prior to, the Cut-Off
Date), (ii) the interest of the Depositor in the equipment subject to each such Contract (the "Equipment"), which interest is either an ownership interest or a security interest, (iii) amounts on deposit in (and Eligible Investments allocated to) certain Accounts established pursuant to the Indenture and the Transfer and Servicing Agreement, including the Collection Account, and (iv) certain other property and assets as herein described.

    The Owner Trust will not engage in any business activity other than (i) issuing the Notes and the Certificates, (ii) holding and dealing with (including disposing of) the Owner Trust Assets, (iii) making payments on the Notes and the Certificates, (iv) entering into and performing the duties, responsibilities and functions required under the Transfer and Servicing Agreement, the Indenture, the Contracts, and related documents, and (v) matters related to the foregoing.

CAPITALIZATION OF THE OWNER TRUST

    The following table illustrates the capitalization of the Owner Trust as of the Cut-Off Date, as if the issuance and sale of the Notes and the Equity Certificates offered hereby had taken place on such date:

Class A Receivable - Backed Notes...............................  $
Class B Receivable - Backed Notes...............................  $
Class C Receivable - Backed Notes...............................  $
Equity Certificates.............................................  $
                                                                  ---------
    Total.......................................................  $

THE OWNER TRUSTEE

                       will  be the Owner Trustee under the Trust Agreement. The
Owner Trustee is a                banking corporation and its principal  offices
are located at          ,          ,          . The Owner Trustee's liability in
connection with the issuance and sale of the Notes and the Equity Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Indenture.

                            AT&T CAPITAL CORPORATION

    AT&T Capital Corporation ("TCC") is a full-service, diversified equipment leasing and finance company that operates principally in the United States and also has operations in Europe, Canada, the Asia/Pacific region, Mexico and South America. TCC is one of the largest equipment leasing and finance companies in the United States, based on the aggregate value of equipment leased or financed, and is the largest lessor of telecommunications equipment in the United States.

    TCC, through its various subsidiaries, leases and finances a wide variety of equipment, including general office, manufacturing and medical equipment, telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automatic teller machines) and transportation equipment (primarily vehicles). In addition, TCC provides inventory financing for equipment dealers, franchise financing for franchisees and financing collateralized by real estate. TCC's leasing and financing services are marketed to (i) customers of equipment manufacturers, distributors and dealers with which TCC has a marketing relationship for financing services and (ii) directly to end-users of equipment. TCC's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

    During its 10 year history, TCC has achieved significant growth in assets, finance volume (aggregate dollar amount of equipment and other items financed), revenues and net income. At December 31, 1995, TCC's total assets were approximately $9.5 billion, an increase of 18.9% over the prior year-end; finance volume for 1995 was $4.6 billion, an increase of 7.4% over 1994; total revenues for 1995 were $1.6 billion, an increase of 13.9% over 1994; and net income of $127.6 million for 1995 was 27.1% greater than the net income for 1994. Total assets at the end of the second quarter of 1996 were approximately
$       billion representing a    % increase over total assets at the end of the
second quarter of 1995, and net income of $31.0 million for the first six months of 1996 represented an increase of 47.7% over the net income for the corresponding period in 1995.

    TCC's predecessor was founded in 1985 by AT&T as a captive finance company to assist its equipment marketing and sales efforts by providing AT&T's customers with sophisticated financing. In 1993, AT&T sold 14% of TCC's common stock in an initial public offering. TCC's common stock has traded on the New York Stock Exchange under the symbol "TCC." While it is anticipated that TCC's common stock will be delisted upon the consummation of the Merger (see "The Merger"), TCC will, from time to time, continue to issue securities in the public market and, accordingly, will continue to be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file reports and other information with the Commission.

    On September 20, 1995, AT&T announced plans to separate itself into three publicly traded companies (AT&T, Lucent Technologies Inc. ("Lucent") and NCR Corporation ("NCR")) and to sell its remaining equity interest in TCC in a public or private sale. See "The Merger."

    TCC has an experienced management team; its six executive officers have been in management positions with TCC for an average of 10 years and, on a combined basis have more than 100 years experience in the equipment leasing and finance industry. At June 30, 1996, TCC and its subsidiaries had approximately 2,850 employees. The principal executive offices of TCC are located at 44 Whippany Road, Morristown, New Jersey 07962.

    The Contracts comprising the Trust Assets have been originated or, in some cases, purchased from third parties by four wholly owned subsidiaries of TCC:
AT&T Capital Leasing Services, Inc. ("Leasing Services"), AT&T Credit Corporation ("Credit Corp."), NCR Credit Corp. ("NCR Credit") and AT&T Commercial Finance Corporation ("CFC") (collectively the "Originators").

                                THE ORIGINATORS

AT&T CAPITAL LEASING SERVICES, INC.

    Leasing Services provides leasing and financing programs for manufacturers and distributors as well as leasing and financing to existing customers. Leasing Services (formerly known as Eaton Financial Corporation) was acquired by a predecessor of Credit Corp. in March 1989, and became a wholly owned subsidiary of a predecessor of TCC in connection with TCC's reorganization in March 1990 and thereafter became a wholly owned subsidiary of TCC in connection with TCC's restructuring in March 1993.

    Leasing Services is headquartered in Framingham, Massachusetts and employed, as of June 30, 1996, approximately 425 people in a network of four full service offices throughout the United States and a support office in Framingham. Its portfolio includes office automation and general-purpose business equipment such as copiers and computers, as well as industry-specific equipment such as printing, machine tools and medical/dental equipment. At June 30, 1996, the Leasing Services portfolio was comprised of the following equipment types: computers %, copiers %, machine tool manufacturing equipment %, medical/dental equipment %, printing equipment %, automobile test/repair
equipment   % and other   %.

    At June 30, 1996, % of Leasing Services' portfolio consisted of leases. Approximately % of such leases include fair market value purchase options in favor of the applicable lessee upon expiration of the applicable lease. The balance of the leases contain fixed price or nominal purchase options. All of its leases are noncancelable obligations and all are "triple net" leases, under which the lessee is responsible for all maintenance, insurance, and taxes. At June 30, 1996, % of Leasing Services' portfolio consisted of loans, which are prepayable, in whole or in part, at any time, and under which the obligor is responsible for all maintenance, insurance and taxes.

    Leasing Services' total portfolio, consisting of over        accounts as  of
June 30, 1996, is comprised mainly of small and medium-sized companies. In addition to a large customer base, the portfolio is broadly diversified; as of June 30, 1996, the ten largest accounts comprised only % of the aggregate portfolio. As of June 30, 1996, the average exposure per customer for the entire portfolio was approximately $ . In terms of geographical distribution, five states (California %, Florida %, New York %, Texas % and New Jersey
  %)  accounted for approximately   %  of outstanding receivables as of June 30,
1996.

    Leasing Services' credit and collections operations are decentralized within its network of four full-service offices located in the Atlanta, Georgia, Dallas, Texas, San Francisco, California and Boston, Massachusetts metropolitan areas. As of June 30, 1996, Leasing Services had members responsible for credit and contract approval and collections activities.

AT&T CREDIT CORPORATION AND NCR CREDIT CORP.
    Credit Corp. supports the sales of AT&T, Lucent and NCR equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. Credit Corp.'s predecessor was established as a captive finance company of AT&T in 1985. The predecessor of NCR Credit, which is a wholly owned subsidiary of Credit Corp., was established as a captive finance company of NCR in 1980. In 1992, when AT&T acquired NCR, ownership of NCR Credit was transferred to TCC. At that time Credit Corp. and NCR Credit operated as separate business units of TCC. In 1995, TCC consolidated the operations of NCR Credit and Credit Corp.; relocated the credit and collections operations supporting NCR Credit from Dayton, Ohio, to Credit Corp.'s executive offices in Parsippany, New Jersey; ceased using NCR Credit to originate new financings; and began using Credit Corp. to originate business in that market segment. As of June 30, 1996, Credit Corp. employed approximately members.

    Substantially all of Credit Corp.'s transactions are generated through Lucent and NCR, which currently are subsidiaries of AT&T. Lucent manufactures and distributes telecommunications and related equipment, and NCR manufactures and distributes information technology (including retail point-of sale systems, automatic teller machines ("ATMs") and computers). At June 30, 1996, the combined portfolio of Credit Corp. and NCR Credit was comprised of the following equipment types: telecommunications equipment %, computer equipment %,
retail point-of-sale systems    %, ATMS    %, and other    %.

    Transactions generated from the sales  of Lucent equipment historically  are
small  ticket transactions (   accounts;  average transaction size of $        ;
   % of the combined portfolio)  and middle market transactions  (     accounts;
average  transaction  size of  $          ;      %  of the  combined portfolio).
Transactions generated from the sales  of NCR equipment historically are  middle
market transactions (    accounts; average transaction size of $       ;    % of
the  combined portfolio).  In terms of  geographical distribution,  the top five
states (       ) accounted for approximately    % of the outstanding receivables
as of June 30, 1996.

    Credit Corp.'s credit and collection operations are handled on a centralized basis through its executive offices in Parsipanny, New Jersey. As of June 30, 1996, in New Jersey Credit Corp. had approximately members responsible for credit and contract approvals, documentation and collections. Substantially all of these members work in teams that are focused on distinct market segments (e.g., Lucent or NCR, small ticket or middle market, geographic). Other members provide company-wide oversight of the credit, contract and collections processes associated with the portfolio originated by Credit Corp. and NCR Credit. In
addition, as  of June  30, 1996  Credit  Corp. had  approximately        account
managers located in Lucent offices throughout the United States to help process credit applications and documentation packages.

AT&T COMMERCIAL FINANCE CORPORATION
    The Portland division of AT&T Commercial Finance Corporation ("CFC") provides financing and leasing programs for manufacturers and distributors of material handling and construction equipment. CFC was formed in 1990 in connection with the acquisition of substantially all the assets of two divisions of Pacificorp Credit, Inc.

    CFC is headquartered in Portland, Oregon and employed as of June 30, 1996, members, including regionally deployed sales representatives. CFC's credit and  collection operations are located in Portland, Oregon. As of June 30, 1996,
CFC had   members responsible for collections activity.

    At June 30, 1996, the CFC portfolio was comprised of the following equipment
types:         . At June  30, 1996,    % of CFC's  portfolio consisted of  lease
contracts and % consisted of loan contracts. Approximately % of the lease contracts include fair market value purchase options in favor of the applicable lessee upon expiration of the applicable lease. The balance of the lease contracts contain fixed price or nominal options. The leases are noncancelable obligations and are net leases in which the lessee is responsible for all maintenance, insurance and taxes.

    CFC's retail portfolio,  consisting of over        accounts  as of June  30,
1996, is comprised of businesses of varying sizes in a wide variety of industries. As of June 30, 1996, the average exposure per end user customer was
approximately $       . The ten largest end user customer accounts comprised   %
of the aggregate portfolio. The CFC portfolio is also diversified geographically
with  six states (          ,           ,            ,           and           )
accounting for approximately   % of outstanding receivables as of June 30, 1996.

UNDERWRITING AND SERVICING

    CREDIT MANAGEMENT PHILOSOPHY
    TCC undertakes certain risks in connection with the management of its assets and business, including credit risk and residual value risk. The management of these risks is critical to each strategic business unit within TCC (an "SBU"). As such, TCC has in place policies, controls and procedures (including sophisticated credit scoring systems in several of its SBUs which support credit applications, credit limit assignment and collections) intended to manage and limit such risks, promote early problem recognition and corrective action as well as facilitate consistent portfolio performance measurements. Such policies, controls and procedures are subject to periodic review by TCC's Risk Management Department, which includes legal, credit and asset management personnel, by TCC's internal auditors and TCC's Audit Committee. In addition, TCC's executive officers, acting as a committee (the "CLT"), regularly monitors TCC's overall risk profile.

    The control of credit losses is an important element of TCC's business. TCC seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. TCC's financing activities have been spread across a wide range of equipment types (E.G., general equipment, telecommunications equipment, office equipment, information technology and transportation equipment) and real estate and a large number of end-users located throughout the United States and, to a lesser extent, abroad.

    Each SBU has a senior credit officer and a Credit Committee that together are responsible for overseeing the quality, integrity and performance of their respective credit portfolios. Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures within the portfolio. Each SBU Credit Committee is charged with the responsibility of establishing credit policies appropriate for its business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies. Each SBU Credit Committee is empowered to establish credit authorities for qualified members of their credit staff for up to $250,000. Approval of new credit authorities up to $1,000,000 require the approval of TCC's Chief Credit Officer or its Chief Risk Management Officer in addition to the approval of the SBU Credit Committee. Approval of new credit authorities in excess of $1,000,000 also require the approval of the CLT or TCC's Chief Executive Officer. The existing credit authorities allow the SBU senior credit officer to approve transactions up to $4.5 million in the case of Credit Corp., up to $2.0 million in the case of Leasing Services, up to $3.0 million in the case of NCR Credit and up to $2.0 million in the case of CFC. In addition, approval by TCC's Chief Credit Officer, Chief Risk Management Officer, Corporate Business Leader or CLT is required for transactions in excess of the SBU's credit authority and for certain other matters. The credit authority granted to approve transactions may not be delegated. TCC utilizes the "one obligor concept" in computing total credit exposure; the level of credit authority required to approve incremental transaction must be sufficient to approve the customer's total credit exposure. Unless otherwise specifically approved, credit approvals are valid for up to 180 days.

    UNDERWRITING -- GENERAL

    TCC's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under

$50,000 originated by Leasing Services and Credit Corp., sophisticated credit scoring systems (where a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information, based on a statistical model of TCC's prior loss experience) are utilized to make credit decisions. The credit scoring system, which was first developed in 1989 and has been subsequently upgraded with the development of new models, is designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality. With respect to credit decisions for those transactions which are not credit scored, TCC's credit officers conduct various credit investigations including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet, TRW and other credit bureaux. In the case of larger sized transactions (generally over $100,000), TCC's credit officers will attempt to obtain and analyze financial statements from the customer. The financial analysis would typically involve a review of the potential customer's leverage, profitability, liquidity and cash flow among other factors. TCC also requires the credit personnel of each SBU to rate the creditworthiness of each of such unit's customer account over $100,000 and, in connection therewith, to take into account certain other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

    UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

    In 1992, TCC commissioned the Bell Laboratories Operations Research Department ("Bell Labs") to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. Three sets of decision support systems were developed and implemented, covering each stage of the small ticket leasing life cycle; front-end credit decisions, credit line management, and delinquent account collections. Each system is comprised of a suite of statistically derived risk prediction models, a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

    Front-end credit decisioning systems improve the accuracy, speed and cost effectiveness of the credit evaluation of new credit applications. The system follows a series of steps including the selection and electronic retrieval of credit bureau information, the quantification of credit risk and the decision to accept, reject or manually review the credit applicant. While both Leasing Services and Credit Corp. have been using credit application scoring models since 1991 and 1989, respectively, Leasing Services implemented an improved decisioning system in March 1993, while Credit Corp. implemented such system in May 1995. Separate credit line management models have been developed and implemented within Credit Corp. in May 1995 and are currently being implemented within Leasing Services. Such advanced credit scoring systems are not used by CFC and NCR Credit because the Contracts originated by each of them have larger original balances.

    DOCUMENTATION

    Prior  to   funding  leasing   and   financing  transactions,   a   complete
documentation package (including generally a credit application, signed lease/installment sale or financing agreement, vendor invoice, initial lease/advance payment, proof of insurance (where relevant), delivery and acceptance acknowledgements and appropriate UCC financing statements) is required. Filing of UCC financing statements typically is required by Leasing Services unless the underlying equipment has a cost of less than $10,000 (or $30,000 in the case of a lease contract with a fair market value purchase option); by Credit Corp. unless the underlying equipment has a cost of less than $20,000 (or $50,000 in the case of a lease contract with a fair market value purchase option; by NCR Credit unless the underlying equipment has a cost of less than $25,000; and by CFC in all transactions.

    BILLING

    Billing for Leasing Services and Credit Corp. is handled by third parties, which prepare and mail monthly invoices. All customers are assigned a billing cycle and invoices are sent either 19 days before the due date in the case of Credit Corp., 30 days before the due date in the case of Leasing Services, 20 days before the due date in the case of CFC, or 25 days before the due date in the case of NCR Credit.

From time to time to facilitate customer needs, the Originators will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.

    PORTFOLIO MONITORING

    Delinquency is tracked monthly for each major portfolio segment and calculated including segmentation by classification of days past due. In addition, non-accruals are tracked monthly, including the portion which is deemed to be at risk by the SBU credit officials. Similarly, credit losses are monitored each month and are compared with credit losses for the previous months and the corresponding month in the prior years. TCC also employs sophisticated techniques in the analysis and oversight of its portfolio. For that portion of the portfolio assets consisting of transactions under $25,000, roll rate analysis (a type of portfolio analysis examining the rate at which accounts in various stages of delinquency become, or "roll" into, losses) and a type of vintage analysis (another type of portfolio analysis in which TCC's assets are classified by age and then compared across different years (e.g., comparing loss experience for two-year-old portfolio in 1996 with that in 1995)) are used together with other types of analyses (such as historical experience and various industry indices) which are used broadly in evaluating TCC's portfolio.

    In addition to providing an initial credit review, the credit review procedures are designed to identify at an early stage those customers that may be experiencing financial difficulty. Once identified, these customers are monitored by credit personnel, who periodically make recommendations to the SBU Credit Committee and/or the CLT about what portion, if any, of total credit exposures should be written off or whether a specific allocation of TCC's loss reserves should be made.

    In establishing allowances for credit losses, TCC's management reviews, among other things, the aging of TCC's portfolio, all non-performing leases and receivables and prior collection experience, as well as TCC's overall exposure and changes in credit risk.

    COLLECTIONS
    TCC collects overdue payments using several different methods. At Credit Corp. and Leasing Services, sophisticated computerized collection management systems have been developed and deployed. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled).

    Accounts are ranked using a suite of statistically derived risk prediction indicators for handling in order of risk weighted exposure. The collection management systems will entail different account collection strategies as a function of risk level and account balance. Accounts with low balances and/or low risk would be assigned to a low impact collection strategy which will involve fewer letters and telephone calls. Also, the number of days between actions would be greater for a low risk account than in the case of a high risk account. A high impact collection strategy would be assigned to accounts with high balances and/or high risk scores. In this case, telephone collections would be commenced sooner in the collection process and collection actions would be more closely spaced.

    At NCR Credit and CFC, account collections are undertaken in a more manual fashion with prioritization being principally driven by the number of days past due. Accounts are typically assigned to individuals or groups who will be responsible to ensure appropriate collection activities are undertaken to effectuate customer payment. The collection process is undertaken using computer generated reminder notices which are generally sent once an account is 10-15 days past due, individually tailored collection letters and telephone contact, as appropriate. Outside collection agencies and attorneys are frequently used to supplement collection activity. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contracted default but repossession typically is not made until the account is past due between 70 and 180 days.

    NON-ACCRUAL AND WRITE-OFF POLICY

    TCC maintains non-accrual and write-off policies which are followed by all SBU's. The policies require that all accounts which are 90 days past due (or sooner in the event of a bankruptcy or other appropriate evidence of impairment) be placed on non-accrual, and be written off or specifically reserved at 180 days past due. Larger transactions will utilize specific reserves to appropriately reduce the carrying value of the Equipment to an amount which may be "covered" by collateral value.

                                 THE CONTRACTS

DESCRIPTION OF THE CONTRACTS

    THE FORMS OF CONTRACTS

    The Contracts which are included in the Initial Contract Pool (as defined under "--Certain Statistics Relating to the Initial Contract Pool"), as of the Initial Determination Date (as defined under "--Certain Statistics Relating to the Initial Contract Pool"), consist primarily of the following types of instruments: approximately % of such instruments are Lease Contacts, and approximately % of such instruments are Loan Contracts. All of the Contracts are commercial, rather than consumer, Leases or Loans.

    The Lease Contracts are generally in one of two forms: (a) a master lease agreement containing all of the general terms and conditions of the lease transaction or transactions, with schedules setting forth the specific terms of each lease transaction with that particular Obligor (a "Master Form Lease"), and
(b) specific lease agreement forms containing all of the terms and conditions of the lease transaction (a "Specific Lease Form"). Credit Corp. generally uses the Master Form Lease for lease transactions in excess of $100,000 and in connection with smaller transactions in which the Obligor has previously executed a Master Form Lease; NCR Credit uses the Master Form Lease for substantially all of its transactions; CFC uses both a Specific Lease Form and a Master Form Lease; and Leasing Services uses a Master Form Lease for certain vendor customers. In certain cases, the Originators document a Lease Contract on other forms, which have been created by one of them or a customer or are leases that they have purchased from vendors or other lessors. The Loan Contracts are documented on installment sale contract, promissory note, chattel mortgage or loan and security agreement forms.

    PAYMENTS GENERALLY

    Generally, the Contracts included in the Initial Contract Pool require that the Obligor make periodic payments on either a monthly or a quarterly basis, while a number of Contracts (which, in relation to the Initial Determination Date Contract Pool Principal Balance, is not material) provide for semi-annual or annual payments. The payments under all of the Contracts in the Initial Contract Pool are required to be made in United States dollars and are fixed and specified payments, rather than payments which are tied to a formula or are otherwise at a floating rate. Payments under the Contracts are ordinarily payable in advance, although a small percentage (including most of those originated by NCR Credit) provide for payments in arrears.

    EXPENSES

    All of the Contracts included in the Initial Contract Pool require the Obligor to assume the responsibility for payment of all expenses of the Equipment including (without limitation) any expenses in connection with the maintenance and repair of the Equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the Equipment.

    INSURANCE; REPAIR AND REPLACEMENT

    Each Lease Contract (except for a small number of Contracts which, in relation to the Initial Determination Date Contract Pool Principal Balance, is not material) requires the Obligor to maintain liability insurance which must name the lessor as additional insured. Lease Contracts and Loan Contracts require Obligors to procure property insurance against the loss, theft or destruction of, or damage to, the equipment for its full replacement value, naming the lessor (or lender) as loss payee. This requirement is, from time to time, waived by the Originator for a small number of transactions and for some Lease Contracts, the Lessee is permitted to self-insure the Equipment under the Lessee's already existing self-insurance program.

    For transactions involving leased Equipment with a cost of $100,000 or less, the Lessee is generally provided with written information concerning its property insurance obligations under the Lease Contract and the Originator's own property insurance coverage that will be provided at the expense of the Lessee if the Lessee does not provide Lessor with satisfactory evidence of its own insurance coverage. The Lessee is given a specified time period in which to provide such evidence. Proper evidence of coverage is verified independently and tracked by a third party tracking company and licensed broker. If the Originator provides the insurance coverage, the Lessee is charged a monthly fee covering the insurance premium and other related administrative charges. If, at any time, the Lessee provides evidence of its own coverage, such monthly charges cease. The Lessee has the ability to "opt out" of the program by providing evidence of its own coverage.

    For transactions involving Equipment with a cost of more than $100,000, insurance coverage generally is verified and tracked by the respective Originator and the failure to maintain such insurance constitutes an event of default under the applicable Lease Contract. Generally, either pursuant to the Specific Lease Form or the Master Form Lease, the Obligor also agrees to indemnify the Originator for all liability and expenses arising from the use, condition or ownership of the Equipment.

    Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required to (i) repair such Equipment, (ii) make a termination payment to the lessor in an amount not less than the Contract Principal Balance, or (iii) in some cases, replace such damaged or destroyed Equipment with other equipment of comparable use and value. Under the Transfer and Servicing Agreement, the Servicer is permitted (in the case of the destruction of the Equipment related to a particular Lease Contract) to either allow the Lessee to replace such Equipment (provided that the replacement equipment is, in the judgment of the Servicer, of comparable use and at least equivalent value to the value of the Equipment which was destroyed) or to accept the termination payment referred to above.

    ASSIGNMENT OF CONTRACTS

    All of the Contracts in the Initial Contract Pool permit the assignment of the Contract by the lessor or secured party without the consent of the Obligor, except for a small number of Lease Contracts which require notice to, or prior approval by, the Obligor of such assignment to the Obligors (and TCC will represent and warrant in the Transfer and Servicing Agreement that such notices have been given, or such approvals have been received, prior to the Merger Consummation Date). None of the Contracts in the Initial Contract Pool permit the assignment of the Contract (or the Equipment related thereto) by the Obligor without the prior consent of the lessor or secured party, other than Contracts which (i) may permit assignments to a parent, subsidiary or affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or (iii) permit assignment to a third party with a credit standing (determined in accordance with the underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor. Under the Transfer and Servicing Agreement, the Servicer may permit an assignment of a particular Contract from an Obligor to a third party only if the Servicer (utilizing the current underwriting criteria for its contract origination activities generally) determines that such third party is of sufficient credit quality that the Servicer would permit such third party to become an obligor with respect to a lease or loan contract originated by the Servicer generally.

    HELL-OR-HIGH-WATER LEASE CONTRACTS

    All of the Lease Contracts in the Initial Contract Pool are "hell-or-high-water" contracts which require all payments thereunder to be made regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the lessor.

    EVENTS OF DEFAULT AND REMEDIES

    Events of default under the Contracts in the Existing Contract Pools generally include the failure to pay all amounts required by the Contract when due, the failure of the Obligor to perform its agreements and covenants under the applicable Contract, material misrepresentations made by the Obligor, the bankruptcy or insolvency of the Obligor or the appointment of a receiver for the Obligor and, in some cases, default by the Obligor under other contracts or agreements. Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the Obligor include the right to cancel or terminate, in the case of a Lease Contract, or to accelerate payments in the case of a Loan Contract to recover possession of the related Equipment, and to receive an amount intended to make the lessor or secured party (as the case may be) whole plus costs and expenses (including legal fees) incurred by the lessor as a result of such default. Notwithstanding such events of default and remedies, under the Transfer and Servicing Agreement, the Servicer is permitted to take such actions, with respect to delinquent and defaulted Contracts, as a reasonably prudent creditor would do under similar circumstances. See "Description of the Transfer and Servicing Agreement -- Servicing."

    PREPAYMENTS AND EARLY TERMINATION

    None of the Lease Contracts permit the prepayment or early termination of the Lease, except in a de minimis number of cases which allow for a prepayment or early termination upon payment of an amount which is calculated in accordance with a formula which results in an amount not less than the Contract Principal Balance. Notwithstanding that fact, the Servicer is permitted under the Transfer and Servicing Agreement to accept a prepayment as part of an early termination of the applicable Lease Contract if the amount paid is at least equal to the Contract Principal Balance (plus any delinquent payments). All or substantially all of the Loan Contracts permit the Obligors, at their option, to prepay such Loans at any time at a price equal to the then outstanding principal amount plus accrued interest to the date of such prepayment plus any applicable unpaid charges. See "Description of the Notes -- Application of Prepayments."

    DISCLAIMER OF WARRANTIES

    Each of the Lease Contracts included in the Initial Contract Pool contains provisions whereby the lessor disclaims all warranties with respect to the Equipment and, in the majority of cases, the lessor assigns the manufacturer's warranties to the Lessee for the term of the Lease. Under the Leases, the Obligor "accepts" the Equipment under the applicable Lease Contract following delivery and an opportunity to inspect the related Equipment.

    ADDITIONAL EQUIPMENT

    Some of the Lease Contracts in the Initial Contract Pool constitute Leases of "additional equipment" with existing Obligors. Pursuant to the terms of the original Lease Contract between the lessor and the Obligor, these Leases for "additional equipment" (generally costing $25,000 or less) are documented on a written form prepared by the lessor and delivered to (but not executed by) the Obligor, which written form describes all of the terms of the Lease. Under the terms of the Lease Contract, the Obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the Lease of such "additional equipment."

REPRESENTATIONS AND WARRANTIES MADE BY TCC

    Under the Transfer and Servicing Agreement, TCC will make the following representations and warranties regarding each Contract (and related Equipment) included in the Final Contract Pool as of the Cut-Off Date:

    (A)Each Contract (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), (ii) has been duly and properly sold, assigned and conveyed by the applicable Originator under the Transfer Agreement to the Depositor and has been duly and properly transferred and conveyed by the Depositor to the Owner Trust pursuant to the Transfer and Servicing Agreement, (iii) was originated by one of the Originators in the ordinary course of such Originator's business, or (in the case of any Contract purchased by one of the Originators) was acquired by such Originator for proper consideration and was validly assigned to such Originator by the seller of such Contract, and (iv) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related Equipment);

    (B)No selection procedures adverse to the Noteholders were utilized in selecting the Contracts from those lease and loan contracts owned by the
Originators on the Cut-Off Date;

    (C)All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Contracts, have been complied with in all material respects;

    (D)There is no known default, breach, violation or event permitting cancellation or termination of the Contract by the lessor (in the case of
Lease Contracts) or by the secured party (in the case of Loan Contracts) under the terms of any Contract (other than payment delinquencies (in excess of 10% of the periodic payment due) of not more than 59 days), and (except for administrative extensions in the case of certain Contracts which, in proportion to the aggregate of all Contracts, is not material) there has been no waiver of any of the foregoing; and as of the Cut-Off Date, no related Equipment had been repossessed;

    (E)Immediately prior to the sale, assignment and conveyance of each Contract by an Originator to the Depositor, such Originator had good title to such
Contract conveyed to the Depositor and was the sole owner thereof, free of any Lien; and immediately prior to the transfer and conveyance of the Contracts to the Owner Trust, the Depositor had good title thereto and was the sole owner thereof, free of any Lien created by the applicable Originator;

    (F)No person has a participation in or other right to receive Scheduled Payments under any Contract, and neither the Depositor nor any of the
Originators has taken any action to convey any right to any person that would result in such person having a right to Scheduled Payments received with respect to any Contract;

    (G)Each Contract was originated or purchased  by an Originator and was  sold
       by   such   Originator   to   the   Depositor   without   any   fraud  or
misrepresentation on the part of such Originator;

    (H)Each Obligor (i) is located in the United States, and (ii) is not (a) the United States of America or any State or local government or any agency, department, subdivision or instrumentality thereof or (b) the Depositor, the Originators, TCC or any subsidiaries thereof;

    (I)No Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Contract from an Originator to the Depositor under the Transfer Agreement or the transfer and conveyance from the Depositor to the Owner Trust under the Transfer and Servicing Agreement;

    (J)All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Owner Trust a first priority perfected lien or ownership interest in the Contracts will have been made, taken or performed;

    (K)There exists a Contract File pertaining to each Contract, and such Contract File contains the Contract or a facsimile copy thereof;

    (L)There is only one original executed copy of each Contract or, if there are multiple originals, all such originals are in the possession of the
Originator or the signed original in the possession of the Originator is noted thereon as being the only copy that constitutes chattel paper;

    (M)The Contracts constitute chattel paper within the meaning of the UCC as in effect in the States of New Jersey and Massachusetts (other than those
Contracts in which the lessor is financing the Obligor's software license or maintenance contract for leased Equipment, which Contracts, in proportion to the aggregate of all of the Contracts, are not material);

    (N)Each Contract was entered into by an Obligor who, at the Cut-Off Date, had not been identified on the records of TCC, the Originators or the
Depositor as being the subject of a current bankruptcy proceeding;

    (O)The computer tape containing information with respect to the Contracts that was made available by the Depositor to the Owner Trustee and the
Indenture Trustee on the Closing Date and was used to select the Contracts (the "Computer Tape") was complete and accurate in all material respects as of the Cut-Off Date and includes a description of the same Contracts that are described in the Schedule of Contracts to the Transfer and Servicing Agreement;

    (P)By the Merger Consummation Date, the portions of the electronic master record of TCC and the Depositor (the "Electronic Ledger") relating to the
Contracts will have been clearly and unambiguously marked to show that the Contracts constitute part of the Trust Assets and are owned by the Owner Trust in accordance with the terms of the Transfer and Servicing Agreement;

    (Q)No Lease Contract has a payment delinquency (in excess of 10% of the periodic payment due) of more than 59 days past due as of the Cut-Off
Date;

    (R)Each Contract may be sold, assigned and transferred by the Originator to the Depositor, and may be assigned and transferred by the Depositor to the Owner Trust without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Contracts (which, in proportion to the aggregate of all of the Contracts, is not material) that require notification of the assignment to the Obligor, which notification will have been given by the Servicer not later than 30 days following the Merger Consummation Date and (ii) Contracts which require the consent of the Obligor, which consent has been obtained prior to the Merger Consummation Date;

    (S)Each Contract prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Contract by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Equipment, without the prior consent of the lessor (in the case of Lease Contracts) or the lender (in the case of Loan Contracts), other than Contracts which may (i) permit assignment to a subsidiary, corporate parent or other affiliate), (ii) permit the assignment to a third party, provided the Obligor remains liable under the Contract, or
(iii) permit assignment to a third party with a credit standing (determined in accordance with the underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor;

    (T)The Obligor under each Contract  is required to make payments  thereunder
       (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates;

    (U)Each Contract requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such Equipment and the payment of all taxes (including sales taxes) relating to such Equipment;

    (V)Each Contract requires the Obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the lessor or lender (as the case may be);

    (W)Under each Lease Contract, if the Equipment is damaged or destroyed, the Obligor is required to either (i) repair such Equipment, (ii) make a termination payment to the lessor in an amount not less than the Contract Principal Balance, or (iii) in some cases, replace such damaged or destroyed Equipment with other equipment of comparable use and value;

    (X)None of the Lease Contracts permit the Lessee to terminate the Lease Contract prior to the Final Scheduled Payment Date or to otherwise prepay the amounts due and payable thereunder, other than certain Lease Contracts which do permit an early termination or prepayment, but in such cases the amount to be paid in connection with such termination or prepayment is not less than the Contract Principal Balance (plus any delinquent payments and the next Scheduled Payment);

    (Y)Each Loan Contract permits the prepayment of the amount due thereunder, at the option of the Obligor, but any such prepayment must be in an amount not less than the principal amount then outstanding plus accrued interest thereon to the date of such prepayment; and

    (Z)It is not a precondition to the valid transfer or assignment of the Depositor's interest in any of the Equipment related to any Contract that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority.

    The above-described representations and warranties of TCC will be made as of the Merger Consummation Date and will survive the transfer and assignment of the related Contracts and other Trust Assets to the Owner Trust but will speak only as of the date made.

    In the event of a breach of any such representation or warranty with respect to a Contract that materially and adversely affects the economic value of such Contract (any such breach being a "Repurchase Event"), TCC, unless it cures the breach by the 60th day after the date on which TCC or the Depositor becomes aware of or receives written notice from the Indenture Trustee or the Servicer of such breach, will be obligated to purchase the Contract from the Owner Trust. Any such purchase shall be made on the Business Day preceding the Payment Date immediately following such 60th day at a price equal to the Contract Principal Balance applicable to such Contract (plus any delinquent payments). This purchase obligation may be enforced by the Indenture Trustee on behalf of the holders of the Securities, and will constitute the sole remedy available to the Securityholders against TCC for any such uncured breach, except that pursuant to the Transfer and Servicing Agreement, TCC will indemnify the Indenture Trustee, the Owner Trustee, the Owner Trust and the Securityholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

    Upon the purchase by TCC of a Contract (and related Equipment), the Trustee will convey such Contract and the related Equipment to TCC.

CERTAIN STATISTICS RELATING TO THE INITIAL CONTRACT POOL

    GENERAL

    The Depositor has prepared certain statistics relating to the pool of Contracts which, subject to the exception noted below, will constitute the Final Contract Pool. These statistics are based on such Contracts as of August 1, 1996 (the "Initial Determination Date"), and the Final Contract Pool will consist of such Contracts, less that portion of the Contract Principal Balances which are paid or prepaid from the Initial Determination Date to September 1, 1996 (the "Cut-Off Date"). Accordingly, the statistics relating to such pool of Contracts (the "Initial Contract Pool") will differ somewhat from the Final Contract Pool; however, the statistics relating to the Final Contract Pool will be included in the final Prospectus.

    For purpose of the tables presented below, all Scheduled Payments on the Contracts included in the Initial Contract Pool from and after the Initial Determination Date have been discounted monthly at an assumed rate of % per annum to calculate an "Imputed Principal Amount." The Imputed Principal Amount of the Initial Contract Pool, as of the Initial Determination Date, was $ ,
and the total number of Contracts in the Initial Contract Pool  was            .
Accordingly, the average Imputed Principal Amount of the Contracts in the Initial Contract Pool, as of the Initial Determination Date, was $ . Within the Initial Contract Pool, % of the Contracts (by Imputed Principal Amount) were originated by the Originators (or by other affiliates of TCC) and % of such Contracts (by Imputed Principal Amount) were purchased by the Originators (or by other affiliates of TCC) from unrelated third parties.

    FORM OF CONTRACTS

    The following table shows the form of Contracts included in the Initial Contract Pool by indicating the number of Contracts, the Imputed Principal Amount of such Contracts, and the percentage (by number of Contracts and by Imputed Principal Amount) of such Contracts which are true Lease Contracts, finance Lease Contracts and Loan Contracts:

                                                                 % OF TOTAL                                 % OF
                                                   NUMBER OF      NUMBER OF          IMPUTED          AGGREGATE IMPUTED
TYPE OF CONTRACT                                   CONTRACTS      CONTRACTS     PRINCIPAL AMOUNT      PRINCIPAL AMOUNT
- -----------------------------------------------  -------------  -------------  -------------------  ---------------------
True Leases....................................
Finance Leases.................................
Loans..........................................

    GEOGRAPHICAL DIVERSITY

    The following table shows the geographical diversity of the Initial Contract Pool, by indicating the number of Contracts, the Imputed Principal Amount of such Contracts and the percentage (by number of Contracts and by Imputed Principal Amount) of such Contracts relative to the total number, and the aggregate Imputed Principal Amount, of all of the Contracts in the Initial Contract Pool by reference to the State in which the Equipment relating to such Contracts is located:

                                                           % OF AGGREGATE
                               % OF TOTAL      IMPUTED        IMPUTED                                     % OF TOTAL      IMPUTED
                NUMBER OF      NUMBER OF      PRINCIPAL      PRINCIPAL                     NUMBER OF      NUMBER OF      PRINCIPAL
   STATE        CONTRACTS      CONTRACTS        AMOUNT         AMOUNT         STATE        CONTRACTS      CONTRACTS        AMOUNT
- ------------  -------------  --------------  ------------  --------------  ------------  -------------  --------------  ------------


              % OF AGGREGATE
                 IMPUTED
                PRINCIPAL
   STATE          AMOUNT
- ------------  --------------

    CONTRACTS BY EQUIPMENT TYPE

    The following table shows the type of Equipment securing or otherwise related to the Contracts in the Initial Contract Pool, by the number of Contracts, the Imputed Principal Amount of such Contracts, and the percentage (by number of Contracts and by percentage of Imputed Principal Amount) of such Contracts relative to the total number, and the aggregate Imputed Principal Amount, of all of the Contracts in the Initial Contract Pool:

                                                                                                      % OF AGGREGATE
                                                              % OF TOTAL         IMPUTED PRINCIPAL   IMPUTED PRINCIPAL
TYPE OF EQUIPMENT                 NUMBER OF CONTRACTS    NUMBER OF CONTRACTS          AMOUNT              AMOUNT
- -------------------------------  ---------------------  ----------------------  -------------------  -----------------


    IMPUTED PRINCIPAL AMOUNT AND NUMBER OF CONTRACTS

    The following table shows the Imputed Principal Amount of Contracts in various ranges in the Initial Contract Pool by the number of Contracts and the Imputed Principal Amount, and the percentage (by number of Contracts and by Imputed Principal Amount) of such Contracts relative to the total number, and the aggregate Imputed Principal Amount, of all of the Contracts in the Initial Contract Pool:

                                                                                                      % OF AGGREGATE
IMPUTED PRINCIPAL AMOUNT OF                                   % OF TOTAL         IMPUTED PRINCIPAL   IMPUTED PRINCIPAL
         CONTRACTS                NUMBER OF CONTRACTS    NUMBER OF CONTRACTS          AMOUNT              AMOUNT
- -------------------------------  ---------------------  ----------------------  -------------------  -----------------
$      to $      ..............
$      to $      ..............
$      to $      ..............

    TERMS OF CONTRACTS

    The following table shows the remaining term of the Contracts in the Initial Contract Pool from the Initial Determination Date to the scheduled expiration date of such Contracts, by indicating the number of Contracts, the Imputed Principal Amount of such Contracts, and the percentage (by number of Contracts and by Imputed Principal Amount) of such Contracts relative to the total number, and the aggregate Imputed Principal Amount, of all of the Contracts in the Initial Contract Pool:

                                              NUMBER                                                   % OF AGGREGATE
                                                OF             % OF TOTAL         IMPUTED PRINCIPAL   IMPUTED PRINCIPAL
REMAINING TERM OF CONTRACTS                  CONTRACTS    NUMBER OF CONTRACTS          AMOUNT              AMOUNT
- ------------------------------------------  -----------  ----------------------  -------------------  -----------------
One Month to    Months....................
  Months to   Months......................
  Months to   Months......................
  Months to   Months......................
Over   Months.............................

    TYPES OF CONTRACTS

    The following table shows the types of Obligor which have executed Contracts within the Initial Contract Pool, by the number of Contracts, the Imputed Principal Amount of such Contracts, and the percentage (by number of Contracts and by Imputed Principal Amount) of such Contracts relative to the total number, and the aggregate Imputed Principal Amount, of all of the Contracts in the Initial Contract Pool:

                                                                                                      % OF AGGREGATE
                                                              % OF TOTAL         IMPUTED PRINCIPAL   IMPUTED PRINCIPAL
TYPE OF OBLIGOR                   NUMBER OF CONTRACTS    NUMBER OF CONTRACTS          AMOUNT              AMOUNT
- -------------------------------  ---------------------  ----------------------  -------------------  -----------------

CERTAIN STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

    DELINQUENCIES

    The following table sets forth statistics relating to Delinquencies on lease and/or loan contracts within the Originators' portfolios (on an aggregate basis) as of December 31, 1991, December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995 and June 30, 1996. For these purposes, a "Delinquency" means that the obligor on the lease or loan contract has failed to make a required payment in an amount equal to at least 90% of the required amount on the date required and for a specified period thereafter (which period is set forth below). For these purposes, any payment made by the obligor on a lease or loan contract subsequent to the required payment date is applied to the earliest payment which was unpaid. The statistics set forth below relate to the entire portfolio of lease and loan contracts serviced by the Originators as of the date specified, and not to the Contracts in either the Initial Contract Pool or the Final Contract Pool; and, accordingly, such statistics should not necessarily be considered indicative of the future performance of the Contracts in the Final Contract Pool. The following table is based, where indicated, on the book value of the lease and loan contracts, as it appears on the accounting records of TCC as of the date set forth below.

                                                                 PERCENTAGE OF AGGREGATE BOOK VALUE OF CONTRACTS WHICH
                                                                                    WERE DELINQUENT
                                                AGGREGATE BOOK   ------------------------------------------------------
                                                   VALUE OF        31 TO 60      61 TO 90     91 TO 120      OVER 120
DATE OF CALCULATION                               CONTRACTS          DAYS          DAYS          DAYS          DAYS
- ---------------------------------------------  ----------------  ------------  ------------  ------------  ------------
12/31/91.....................................    $                         %             %             %             %
12/31/92.....................................    $                         %             %             %             %
12/31/93.....................................    $                         %             %             %             %
12/31/94.....................................    $                         %             %             %             %
12/31/95.....................................    $                         %             %             %             %
 6/30/96.....................................    $                         %             %             %             %

    DEFAULTS

    The following table sets forth statistics relating to Defaults on lease and/or loan contracts within the Originators' portfolios (on an aggregate basis) as of, and for the 12-month periods ending, December 31, 1991, December 31, 1992, December 31, 1993, December 31, 1994, December 31, 1995 and as of, and for the six-month period ending, June 30, 1996. For these purposes, a "Default" means that, during such 12-month period, the obligor on the relevant lease or loan contract failed to make payments in an amount at least equal to 90% of the required amount for at least 90 days beyond the date required, or commenced bankruptcy or insolvency proceeding, and in either event that the applicable Originator or TCC declared a default under such lease or loan contract and pursued one or more remedies thereunder. The statistics set forth below relate to the portfolio of lease and/or loan contracts serviced by the Originators for the period specified and not to the Contracts in either the Initial Contract Pool or the Final Contract Pool; and, accordingly, such statistics should not necessarily be considered as indicative of the future performance of the Contracts in the Final Contract Pool. The following table is based, where indicated, on the book value of the lease and loan contracts as it appears on the records of TCC as of the date specified below:

                                                                        AGGREGATE BOOK           PERCENTAGE OF
                                                                     VALUE OF CONTRACTS IN  AGGREGATE BOOK VALUE OF
                                                                         ORIGINATORS'        CONTRACTS WHICH WERE
DATE OF CALCULATION                                                        PORTFOLIO               DEFAULTED
- -------------------------------------------------------------------  ---------------------  -----------------------
12/31/91...........................................................      $                                 %
12/31/92...........................................................      $                                 %
12/31/93...........................................................      $                                 %
12/31/94...........................................................      $                                 %
12/31/95...........................................................      $                                 %
 6/30/96...........................................................      $                                 %

    LOSSES AND RECOVERIES

    The following table sets forth statistics relating to gross losses and losses net of recoveries on Defaulted lease and loan contracts within the Originators' portfolios (on an aggregate basis) during the 12-month period ending December 31, 1991, December 31, 1992, December 31, 1993, December 31, 1994 and December 31, 1995 and during the six-month period ending June 30, 1996.
For  these purposes,  "gross losses"  means                , and  "losses net of
recoveries" means              . The  statistics set forth  below relate to  the
portfolio of lease and loan contracts serviced by the Originators during the period indicated and not to the Contracts in either the Initial Contract Pool or the Final Contract Pool; and, accordingly, such statistics should not necessarily be considered indicative of the future performance of the Contracts in the Final Contract Pool.

                               [TABLE TO FOLLOW]

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the
Indenture.                   , a national  banking association headquartered  in
              , will be the Indenture Trustee.

    The  Owner Trust  will issue  $        aggregate  principal amount  of     %
Receivable-Backed Notes,  Class A  (the "Class  A  Notes"), $          aggregate
principal amount of % Receivable-Backed Notes, Class B (the "Class B Notes"), and $ aggregate principal amount of % Receivable-Backed Notes, Class C (the "Class C Notes"), pursuant to the Indenture. The Class A Notes will be senior in right of payment to the Class B and Class C Notes, and the Class B Notes will be senior in right of payment to the Class C Notes. The Owner Trust will also issue two classes of certificates of beneficial interest, the Equity Certificates and the Equipment Certificate, which are not being offered hereby. The Equipment Certificate will represent an undivided interest in, and be payable solely from, certain amounts derived from the sale or other disposition of the Equipment related to the Contracts that constitute Lease Contracts upon expiration or termination (including an early termination or liquidation) of such Lease Contracts and certain other amounts as described herein. Amounts payable on the Equipment Certificate will not be available for payment of interest and principal on the Notes. It is expected that the Equity Certificates will initially represent the right to receive principal in an amount equal to approximately 4% of the Cut-Off Date Contract Pool Principal Balance, together
with interest thereon at    % per annum.

    Payments on the Notes will be made by the Indenture Trustee on each Payment Date to persons in whose names the Notes are registered as of the related Record Date (the "Holders" or "Noteholders"). The Payment Date for the Notes will be the day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing in October 1996. The Record Date for any Payment Date will be the Business Day immediately preceding the Payment Date (so long as the Notes are held in the book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued).

    A  "Business Day"  is any day  (other than  a Saturday and  Sunday) on which
commercial banks in New  York City, London and             are open for  regular
business.

    Each Class of Notes initially will be represented by Notes registered in the name of the nominee of DTC (together with any successor depository selected by the Indenture Trustee (the "Depository"), except as set forth below. Beneficial interests in each Class of Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner acquiring an interest in any Class of Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Holder of the Notes of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See "-- Book-Entry Registration" and "-- Definitive Notes."

DISTRIBUTIONS

    Principal of and interest on the Notes will be paid on each Payment Date solely from, and secured by, the Amount Available for such Payment Date, which is (1) the sum of (a) those Pledged Revenues on deposit in the Collection
Account  as of  the last  Business Day  preceding such  Payment Date  which were

(i) received by or on behalf of the Indenture Trustee during the preceding calendar month (the "Collection Period"), or (ii) to the extent necessary to pay interest on the Notes and the Equity Certificates on such Payment Date, received by or on behalf of the Indenture Trustee after such Collection Period, plus (b) amounts permitted to be withdrawn therefor from the Cash Collateral Account, as described under "-- Cash Collateral Account" below, less (2) the amounts described in clauses (i) and (ii) of the following paragraph. "Pledged Revenues" will consist of (i) "Scheduled Payments" on the Contracts (which will consist of all payments under the Contracts other than those portions of such payments which, under such Contracts, are to be (A) applied by the Servicer to the payment of insurance premiums, maintenance, taxes and other similar obligations, or (B) retained by the Servicer in payment of Administrative Fees, received on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date) and due during the term of the Contracts (without giving effect to extensions or renewals thereof); (ii) any voluntary prepayments ("Prepayments") received on or after the Cut-Off Date under the Contracts, which, in the case of Prepayments received under Lease Contracts, will not exceed the Contract Principal Balance of such Lease Contracts (after application of the current month's Scheduled Payment), plus the current month's Scheduled Payment and any delinquent Scheduled Payments; (iii) any amounts paid by TCC to purchase Contracts due to a breach of representations and warranties or by the Depositor to purchase the Contracts, as described under "-- Optional Purchase of Contracts" below, (iv) certain of the proceeds derived from the liquidation of the related Equipment (net of liquidation expenses) under any defaulted Contracts, as described under "-- Contract Defaults" below; and (v) any earnings on the investment of amounts credited to the Collection Account.

    On each Payment Date, the Indenture Trustee will be required to make the following payments, first, from Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding such Payment Date which were received by or on behalf of the Trustee during the preceding Collection Period, second, to the extent the foregoing Pledged Revenues are insufficient to pay interest on the Notes and the Equity Certificiates on such Payment Date, the amount necessary to cure such deficiency from Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding such Payment Date which were received by or on behalf of the Trustee after the preceding Collection Period, and, thereafter (but only as to amounts described in clause (iii) and certain amounts included in clause (iv)), from amounts permitted to be withdrawn from the Cash Collateral Account as described under "-- Cash Collateral Account" below, in the following order of priority:

     (i)
       the Servicing Fee and any other amounts then due and payable under the Transfer and Servicing Agreement in connection with servicing the Contracts;

     (ii)
       the fees and expenses of the Indenture Trustee and the Owner Trustee then due and payable;

     (iii)
       interest on the Notes and the Equity Certificates in the following order of priority:

       (a) interest on the Class A Notes (including any overdue interest and interest thereon),

       (b) interest on the Class B Notes (including any overdue interest and interest thereon),

       (c) interest on the Class C Notes (including any overdue interest and interest thereon),

       (d) interest on the Equity Certificates (including any overdue interest and interest thereon);

    (iv)
       an amount equal to the Monthly Principal Amount, as of such Payment Date, in respect of principal on the Notes and the Equity Certificates in the priority described under "-- Principal" below; and

     (v)
       the remainder to the Cash Collateral Account, to be applied in the manner described under "-- Cash Collateral Account" below.

CLASS A INTEREST

    Interest will be paid to the Holders of the Class A Notes on each Payment Date, to the extent the Amount Available (after taking into account any prior applications described under "-- Distributions"
above) is sufficient therefor, at the Class A Interest Rate on the then outstanding Class A Principal Balance, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so paid on such Payment Date will be equal to one-twelfth of the product of (i) the Class A
Interest Rate and (ii) the related Class A Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in the related Class A Principal Balance on such immediately preceding Payment Date). Interest on the Class A Notes will accrue from and including September , 1996, to but excluding [October] , 1996 (in the case of the first interest period), and thereafter from and including the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date.

    In the event that, on a particular Payment Date, the Amount Available is not sufficient to make a full distribution of interest to the Holders of the Class A Notes, the amount of such deficiency, together with interest thereon at the Class A Interest Rate, to the extent permitted by law, will be added to the amount such Holders will be entitled to receive as interest on the next Payment Date.

CLASS B INTEREST

    Interest will be paid to the Holders of the Class B Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account any prior applications described under "-- Distributions" above) is sufficient therefor, at the Class B Interest Rate on the then outstanding Class B Principal Balance, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so paid on such Payment Date will be equal to one-twelfth of the product of (i) the Class B Interest Rate and (ii) the Class B Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in the Class B Principal Balance on such immediately preceding Payment Date). Interest on the Class B Notes will accrue from and including September , 1996, to but excluding October , 1996 (in the case of the first interest period), and thereafter from and including the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date.

    In the event that, on a particular Payment Date, the remaining Amount Available is not sufficient to make a full distribution of interest to the Holders of Class B Notes, the amount of such deficiency, together with interest thereon at the Class B Interest Rate, to the extent permitted by law, will be carried forward and added to the amount such Holders will be entitled to receive as interest on the next Payment Date.

CLASS C INTEREST

    Interest will be paid to the Holders of the Class C Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account any prior applications described under "-- Distributions" above) is sufficient therefor, at the Class C Interest Rate on the then outstanding Class C Principal Balance, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so paid on such Payment Date will be equal to one-twelfth of the product of (i) the Class C Interest Rate, and (ii) the Class C Principal Balance as of the immediately preceding Payment Date (after giving effect to reductions in the Class C Principal Balance on such immediately preceding Payment Date). Interest on the Class C Notes will accrue from and including September , 1996 to but excluding October , 1996 (in the case of the first interest period), and thereafter from and including the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date.

    In the event that, on a particular Payment Date, the remaining Amount Available is not sufficient to make a full distribution of interest to the Holders of Class C Notes, the amount of such deficiency, together with interest thereon at the Class C Interest Rate, to the extent permitted by law, will be carried forward and added to the amount such Holders will be entitled to receive as interest on the next Payment Date.

PRINCIPAL

    To the extent the remaining Amount Available (after taking into account any prior applications described under "-- Distributions" above) is sufficient therefor, the amount of principal to be paid on the Notes on each Payment Date will equal the Monthly Principal Amount. Principal payable on the Notes will be paid in respect of the Class A Notes on each Payment Date until the Class A Principal Balance has been reduced to zero, then in respect of principal on the Class B Notes until the Class B Principal Balance has been reduced to zero, and then in respect of principal on the Class C Notes until the Class C Principal Balance has been reduced to zero. Commencing on the first Payment Date, however,
   % of the Monthly Principal Amount will be payable on the Equity  Certificates
until the aggregate amount so paid equals $         .

    The "Monthly Principal Amount" for any Payment Date will equal (i) the difference between (a) the aggregate of the Contract Principal Balances of the Contracts (the "Contract Pool Principal Balance") as of the last day of the second preceding calendar month, and (b) the Contract Pool Principal Balance as of the last day of the immediately preceding calendar month (or, in the case of the first Payment Date, the Cut-Off Date Contract Pool Principal Balance), plus
(ii) any portion of the Monthly Principal Amount for the prior Payment Date not distributed in respect of principal on the Notes or the Equity Certificates, as appropriate, on such prior Payment Date. The "Contract Principal Balance" of any Contract as of the last day of any calendar month is (1) in the case of a Lease Contract, the present value of the unpaid Scheduled Payments due on such Lease Contract after such last day of the calendar month, discounted monthly at the rate of % per annum, and (2) in the case of any other Contract, the remaining scheduled principal balance of such Contract after giving effect to Scheduled Payments due on or prior to such last day of the calendar month. The Contract Principal Balance of any Contract which, during a calendar month, became a Liquidated Contract or was purchased by TCC due to a breach of representations and warranties, will be deemed to be zero on and after the last day of such calendar month. A "Liquidated Contract" is any Contract (a) with respect to which the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds which, in the Servicer's judgment, can be collected under such Contract, or (b) which is delinquent 180 days or more.

SPECIAL REDEMPTION OF THE NOTES

    If the Merger has not been consummated, or the Servicer has not executed the Transfer and Servicing Agreement, by September , 1996, all of the Notes shall be redeemed and paid in full on September , 1996 (the "Special Redemption Date") at a redemption price (the "Special Redemption Price") which is equal to
(i) in respect of any Class of Notes, the initial offering price of such Class of Notes as shown on the cover page of this Prospectus plus (ii) interest on such initial offering price from (and including) the Closing Date to (but excluding) the Special Redemption Date, at the rate of 10% per annum. The Special Redemption Price will be paid from the proceeds of the issuance of the Notes and the Equity Certificates and additional cash on deposit in the Escrow Account held by the Indenture Trustee pursuant to the Indenture, which will be funded on the Closing Date in an amount at least equal to the aggregate Special Redemption Price. If the Merger is consummated on or prior to September , 1996, the Trust Assets will be deposited by the Depositor with the Indenture Trustee, on behalf of the Owner Trust, on the Merger Consummation Date and the amounts on deposit in the Escrow Account will be paid over to the Depositor.

    In the event of a Special Redemption, for so long as the Notes are listed on the Luxembourg Stock Exchange, the Servicer shall provide public notice of such redemption in Luxembourg by publication in a newspaper of general publication in Luxembourg, expected to be the "Luxembourg Wort," as soon as practicable following the Special Redemption Date but in no event more than five Business Days thereafter.

SUBORDINATION OF CLASS B AND CLASS C NOTES AND EQUITY CERTIFICATES

    The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available to the payment of such interest prior to the payment of principal on any of the Notes or the Equity Certificates, as well as by the preferential right of the Holders of Notes of each such

Class to receive such interest (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B Notes, the Class C Notes or the Equity Certificates, (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C Notes or the Equity Certificates, and (3) in the case of the Class C Notes, prior to the payment of any interest on the Equity Certificates. Likewise, the likelihood of payment of principal on each Class of Notes will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available after payment of interest on the Notes and the Equity Certificates as aforesaid,
(i) in the case of the Class A Notes, prior to the payment of any principal on the Class B Notes, the Class C Notes or (except as described under "-- Principal" above) the Equity Certificates, (ii) in the case of the Class B Notes, prior to the payment of any principal on the Class C Notes or (except as described under "-- Principal" above) the Equity Certificates, and (iii) in the case of the Class C Notes, prior to the payment of any principal on the Equity Certificates, except as described under "-- Principal" above.

CASH COLLATERAL ACCOUNT

    The Cash Collateral Account will be established on or prior to the Merger Consummation Date and will thereafter be available to the Indenture Trustee. The Cash Collateral Account will be funded in an amount equal to % of the Cut-Off Date Contract Pool Principal Balance ($ ). Amounts on deposit from time to time in the Cash Collateral Account (up to, but not in then excess of) the Requisite Amount described below, and not including any investment earnings on such funds) shall be used, to the extent that amounts on deposit in the
Collection Account as of any Payment Date are insufficient to do so (and provided that any such deficiency has resulted, directly or indirectly, from delinquencies and/ or defaults on the Contracts), (i) to pay interest on the Notes and the Equity Certificates in the following order of priority: (a) interest on the Class A Notes (including any overdue interest and interest thereon, (b) interest on the Class B Notes (including any overdue interest and interest thereon, (c) interest on the Class C Notes (including any overdue interest and interest thereon, then (d) interest on the Equity Certificates (including any overdue interest and interest thereon), (ii) to pay any Principal Deficiency Amount (equal to the lesser of (a) the Current Realized Losses on Liquidated Contracts for the related Collection Period or (b) the excess, if any, of the aggregate Principal Balance of the Notes and the Equity Certificates, over the Contract Pool Principal Balance as of the last day of the related Collection Period plus all delinquent Scheduled Payments in respect of principal), and (iii) to pay principal on the Notes and Equity Certificates at the applicable Stated Maturity Date thereof. "Current Realized Losses" means, as to any Liquidated Contract, the excess, if any, of (1) the Contract Principal Balance of such Contract (after application of the current month's Scheduled Payment), plus the current month's Scheduled Payment and all delinquent payments, all determined as of the month in which such Contract became a Liquidated Contract, over (2) the proceeds (net of liquidation expenses) of the liquidation of such Contract (which, as to such proceeds received upoon disposition of the related Equipment under a Lease Contract, will include only that portion thereof allocable to the Notes and the Equity Certificates as described under "-- Contract Defaults" below).

    If and to the extent that the amount on deposit in the Cash Collateral Account as of any Payment Date is less than the Requisite Amount (which is
defined as being an amount equal  to $       , subject to certain  adjustments),
then such deficiency is to be restored from the remaining Amount Available, after payment of interest and principal on the Notes and the Equity Certificates as described under "-- Distributions" above. Any amount on deposit in the Cash Collateral Account in excess of the Requisite Amount, and all investment earnings on funds in the Cash Collateral Account, will be released from the Cash Collateral Account and paid to or upon the order of the Depositor, and will not be available to make payments on the Notes or the Equity Certificates.

    The Cash Collateral Account must be an Eligible Account, and funds on deposit in the Cash Collateral Account will be invested in Eligible Investments (each as defined under "-- Trust Accounts" below).

CONTRACT DEFAULTS

    Proceeds from the disposition of the Equipment subject to Lease Contracts will not be available to make payments on the Notes or the Equity Certificates, except in the event of a default thereunder. In the event of a default under a Lease Contract, the proceeds derived from the sale or other disposition of the related Equipment (net of liquidation expenses) will be allocated on a pro rata basis between the Equipment Certificate, on the one hand, and the Notes and the Equity Certificates, on the other, based respectively on (a) the Book Value of the Equipment (which is equal to the value of the Equipment as shown on the accounting books and records of TCC as of the Cut-Off Date) and (b) the Contract Principal Balance of the related Lease Contract (after application of the current month's Scheduled Payment), plus the current month's Scheduled Payment and any delinquent payments, all determined as of the month of liquidation. In no event will the Notes or the Equity Certificates be entitled to receive more than the Contract Principal Balance (plus the current and any delinquent Scheduled Payments) from the proceeds of a defaulted Lease Contract. All such liquidation proceeds from a defaulted Lease Contract and allocable to the Notes and the Equity Certificates, together with all proceeds of the liquidation of a defaulted Loan Contract (net of liquidation expenses), will be deposited in the Collection Account and constitute part of the Amount Available to be applied to the payment of interest and principal on the Notes and the Equity Certificates in accordance with the priorities described under "-- Distributions" above.

OPTIONAL PURCHASE OF CONTRACTS

    The Depositor may purchase all of the Contracts on any Payment Date following the date on which the unpaid principal balance of the Notes and the Equity Certificates is equal to 10% or less of the Cut-Off Date Contract Pool Principal Balance. The purchase price to be paid in connection with such purchase shall be equal to the unpaid principal balance of the Notes and the Equity Certificates as of such Payment Date plus interest to be paid on the Notes and the Equity Certificates on such Payment Date, plus the Book Value of the Equipment. The proceeds of such purchase shall be applied on such Payment Date (1) as to such proceeds in respect of principal and interest on the Notes and the Equity Certificates, to the payment of the remaining principal balance on the Notes and the Equity Certificates, together with interest thereon, and
(2) as to the balance of such proceeds, to the payment of amounts on the Equipment Certificate.

TRUST ACCOUNTS

    The Indenture Trustee will establish and maintain under the Indenture segregated trust accounts (which need not be deposit accounts, but which shall constitute "Eligible Accounts"), consisting of the "Collection Account" and the "Escrow Account." An "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Indenture Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) have a credit rating from each of Moody's, S&P (if rated by S&P), Fitch (if rated by Fitch) and Duff & Phelps (if rated by Duff & Phelps) in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause Moody's, S&P, Fitch or Duff & Phelps to downgrade or withdraw its then-current rating assigned to the Notes, as confirmed in writing by Moody's, S&P, Fitch and Duff & Phelps. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whole short-term deposits have been rated P-1 by Moody's, A-1 by S&P, F-1 by Fitch (if rated by Fitch) and by Duff & Phelps (if rated by Duff & Phelps), or in one of the two highest rating categories by Moody's, S&P, Fitch (if rated by Fitch) and Duff & Phelps (if rated by Duff & Phelps) in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. The Servicer, as agent for the Indenture Trustee, may designate, or otherwise arrange for the purchase by the Indenture Trustee of, investments to be made with funds in the Trust Accounts, which investments shall be Eligible Investments (as defined in the Indenture) that will mature not later than the business day preceding the applicable monthly Payment Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; corporate securities assigned at least an Aa rating by Moody's, the highest rating by S&P, in one of the two highest rating categories by Fitch (if rated by Fitch) and by Duff & Phelps (if rated by Duff & Phelps), not in excess of 10% of amounts in such Trust Account at the time of such investment; commercial paper assigned at least a P-1 rating by Moody's, an A-1 rating by
S&P,   an  F-1+   rating  by   Fitch  (if   rated  by   Fitch)  and   a
rating by Duff & Phelps (if rated by Duff & Phelps) at the time of such investment; and shares of a registered investment company, whose shares are registered under the Securities Act of 1933 and which are rated by Moody's, by S&P, by Fitch (if rated by Fitch) and by Duff & Phelps (if rated by Duff & Phelps) in their respective highest rating category.

REPORTS TO NOTEHOLDERS

    The Servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to a Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

           (i)
           the amount of interest paid on the Class A Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class A Notes;

          (ii)
           the amount of interest paid on the Class B Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class B Notes;

         (iii)
           the amount of interest paid on the Class C Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class C Notes;

          (iv)
           the amount of principal paid on the Class A Notes;

           (v)
           the amount of principal paid on the Class B Notes;

          (vi)
           the amount of principal paid on the Class C Notes;

         (vii)
           the Principal Deficiency Amount, if any, for such Payment Date;

        (viii)
           the amount of interest and principal (if any) paid on the Equity Certificates; and

          (ix)
           the Requisite Amount of the Cash Collateral Account and the amount on deposit in the Cash Collateral Account (after giving effect to any deposits and withdrawals to be made on the Payment Date).

    The Notes will be registered in the name of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive, fully registered Notes are issued in the limited circumstances described under "-- Definitive Notes" below, beneficial owners will not be recognized by the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC and its participating organizations.

BOOK-ENTRY REGISTRATION

    With respect to each Class of Notes in book-entry form, Noteholders may hold their Notes through DTC (in the United States) or Cedel Bank or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems ("Participants"), or indirectly through organizations that are participants in such systems.

    Cede & Co., as nominee for DTC, will hold the global Notes. Cedel Bank and Euroclear will hold omnibus positions on behalf of the Cedel Bank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities Notes. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC.

    Purchases of Notes under the DTC system must be made by or through Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual Note Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Note Owners. Note Owners will not receive certificates representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

    To facilitate subsequent transfers, all Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Owners of the Notes; DTC's records reflect only the identity of the Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. will consent or vote with respect to Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Notes are credited on the record date (identified in a listing attached thereto).

    Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit Participants' accounts on the Payment Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Payment Date. Payments by Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Indenture Trustee or the Depositor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Note Owners shall be the responsibility of Participants and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Depositor believes to be reliable, but the Depositor takes no responsibility for the accuracy thereof.

    Cedel Bank, societe anonyme ("Cedel Bank") is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its Participants ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of Notes. Transactions may be settled by Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulations by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Notes. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

    The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters of the Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship
with  a Euroclear Participant, either directly or indirectly.              shall
be appointed transfer agent in Luxembourg, with respect to the Notes, in case the global Notes are replaced by Definitive Notes.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Bank Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    A paying agent shall be maintained in respect of the Notes in Luxembourg (the "Luxembourg Paying Agent") for so long as the Notes are listed on the
Luxembourg  Stock Exchange.                  has  been appointed  as the initial
Luxembourg Paying Agent.

DEFINITIVE NOTES

    The Notes of each Class will be issued in such registered, certificated form to the Note Owners of such Class or their nominees ("Definitive Notes"), rather than to the Depository or its nominee, only if (i) the Depository advises the Indenture Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes of such Class, and the Indenture Trustee is unable to locate a qualified successor, or
(ii) Note Owners representing not less than 50% of the Principal Balance of such Class advise the Indenture Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Note Owners of such Class.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Notes. Upon surrender by the Depository of the definitive certificate representing the Notes of the affected Class and instructions for registration, the Indenture Trustee will issue the Notes of such Class as Definitive Notes, and thereafter the Indenture Trustee will recognize the Holders of such Definitive Notes as Noteholders under the Indenture.

    Distribution of principal and interest on the Notes will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture Trustee. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders mailed not later than the fifth day of the month of such final distributions.

    Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar") and the offices of which shall be appointed as transfer agent in Luxembourg in respect of such Definitive Notes (the "Luxembourg Transfer Agent"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Notes for the period from the Record Date preceding the due date for any payment to the Payment Date with respect to such Definitive Notes.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

    The Owner Trust and the Indenture Trustee (on behalf of the Trust) may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Owner Trust; (iii) to add additional covenants for the benefit of the Noteholders, or to surrender any rights or power conferred upon the Owner Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended;
(viii) to avoid a reduction or withdrawal of any rating of the Notes; and (ix) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (ix) shall not result in a reduction or withdrawal of the rating of any Class of Notes, as confirmed in writing by each Rating Agency, unless Noteholder consent is otherwise obtained as described below.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

    With the consent of the Holders representing a majority of the principal balance of each Class of the Notes then outstanding (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders.

    Without the consent of the Holder of each outstanding Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of each Class of the Notes then outstanding the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Owner Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Pledged Revenues if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) reduce the percentage of each Class of the Notes then outstanding required to amend the sections of the Indenture which specify the applicable percentage of each Class of the Notes then outstanding necessary to amend the Indenture or certain other related agreements; (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or
(viii) result in a reduction or withdrawal of the rating of any Class of Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) failure to pay the unpaid principal amount of any Class of Notes on the Stated Maturity Date for such Class; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Owner Trust made in the Indenture, or any representation or warranty made by the Owner Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Owner Trust by the Indenture Trustee or to the Owner Trust and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Owner Trust.

    If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

    If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Pledged Revenues, exercise remedies as a secured party, sell the related Pledged Revenues or elect to have the Owner Trust maintain possession of the Pledged Revenues and continue to apply collections on the Pledged Revenues as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Pledged Revenues following an Event of Default, unless (i) the Holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Pledged Revenues would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Class A Noteholders will be entitled to payment of all outstanding principal and accrued but unpaid interest from any proceeds of liquidation of the Pledged Revenues, followed by
(ii) payment of interest and principal on the Class B Notes, followed by (iii) payment of interest and principal on the Class C Notes, followed by (iv) payment of interest and principal on the Equity Certificates.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Holders of such outstanding Notes.

    No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Holder previously has given to the
Indenture Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Holder or Holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

    If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

    In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Depositor or the Owner Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Holder of a Note including, without limitation, the Depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the Notes or for any agreement or covenant of the Owner Trust contained in the Indenture.

CERTAIN COVENANTS

    The Indenture will provide that the Owner Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Owner Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Owner Trustee has been advised that the then current rating of the Notes and Certificates (if any) then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Owner Trust or to any Noteholder or Certificateholder.

    The Owner Trust will not, among other things, (i) except as expressly permitted by the Indenture or the Trust Agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the Owner Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of such Notes because of the payment of taxes levied or assessed upon the Owner Trust,
(iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Indenture, the Transfer and Servicing Agreement or the Trust Agreement, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Owner Trust or any part thereof, or any interest therein or proceeds thereof.

    The Owner Trust may not engage in any activity other than as specified under "The Depositor and the Owner Trust -- The Owner Trust." The Owner Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Indenture, the Trust Agreement and the Transfer and Servicing Agreement.

ANNUAL COMPLIANCE STATEMENT

    The Owner Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

    The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Owner Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

             will be the Indenture Trustee. The Indenture Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Depositor will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT

TRANSFER AND ASSIGNMENT OF CONTRACTS AND EQUIPMENT

    On the Merger Consummation Date, the Originators will transfer to the Depositor pursuant to the Transfer Agreement all of their right, title and interest in the Contracts, including all security interests created thereby, the right to receive all Scheduled Payments and Prepayments received on the Contracts on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), all rights under insurance policies maintained on the Equipment pursuant to the Contracts, all documents contained in the Contract Files and all proceeds derived from any of the foregoing. Pursuant to the Transfer and Servicing Agreement, on the Merger Consummation Date, the Depositor will transfer all of the foregoing, together with all its rights under the Transfer Agreement, to the Owner Trust.

    The Transfer and Servicing Agreement will designate the Servicer as custodian to maintain possession, as the Indenture Trustee's agent, of the Contracts and all documents related thereto. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in TCC's possession. UCC financing statements will be filed on the Merger Consummation Date in the applicable jurisdictions reflecting the assignment of the Contracts by the Originators to the Depositor, and the transfer by the Depositor to the Owner Trust, and the Originators' accounting records and computer systems will also reflect such assignments. The Contracts will not, however, be stamped or otherwise physically marked to reflect their assignment to the Owner Trust. If, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trust's interest in the Contracts could be defeated. See "Risk Factors -- Certain Legal Aspects."

COLLECTIONS ON CONTRACTS

    The Servicer will deposit in the Collection Account on a daily basis, no later than the fifth Business Day after receipt thereof, the following payments or collections received by it after the Cut-Off Date:

       (i) all Scheduled Payments made by on or behalf of Obligors under the Contracts;

       (ii)all amounts paid by an Obligor in connection with the prepayment or early termination of a Contract in respect of the Contract Principal
    Balance plus the current Scheduled Payment and any delinquent Scheduled Payments;

       (iii)
           all amounts (a) recovered from an Obligor (other than through the sale or other disposition of the related Equipment) from and after the date of termination of such Contract by the Servicer, on behalf of the Owner Trust, as a result of a default by the Obligor thereunder, or (b) realized from the sale or other disposition of the Equipment which constituted security for any Loan Contract following a default by the Obligor under such Loan Contract, and that portion of any amounts realized from the sale or other disposition of the Equipment related to any Lease Contract following a default by the Obligor under such Lease Contract and allocable to the Notes and Equity Certificates as described under "Description of the Notes -- Contract Defaults";

       (iv)any and all payments made by TCC pursuant to the Transfer and Servicing Agreement in connection with the purchase of any Contract as a result of a breach of a representation or warranty made therein; and

       (v) any amounts received as insurance proceeds in connection with the destruction of Equipment related to any Loan Contract, to the extent not applied to the replacement of such Equipment as described below.

    The Servicer will be entitled to withdraw from the Collection Account any amounts deposited therein in error or required to be repaid to an Obligor, based on the Servicer's good-faith determination that such amount was deposited in error or must be returned to the Obligor.

    Under the Transfer and Servicing Agreement, the Servicer is required to establish in its own name one or more "Insurance and Tax Accounts," into which are to be deposited any payments made by or on behalf of Obligors which constitute (a) insurance premiums paid by an Obligor to the lessor or secured party under a Contract (unless such payments are made directly by the Obligor to the applicable insurance company), (b) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Contract (unless paid directly by such insurance company or comparable third party directly to the Obligor), and (c) taxes paid by Obligor and related to the applicable Contract or the Equipment related thereto (unless such payment is made directly by the Obligor to the applicable taxing authority or authorities). The Servicer is required to withdraw amounts from the Insurance and Tax Accounts, when and if appropriate, to pay when due (1) all insurance premiums in the amounts received under clause
(a) above, and (2) all taxes in the amounts received under clause (c) above. Amounts on deposit in the Insurance and Tax Accounts which represent amounts received by the Servicer pursuant to clause (b) above shall be applied by the Servicer as follows: if the Obligor purchases equipment to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, the Servicer shall release such amount so received from the insurance company or comparable third party to or at the instructions of the Obligor; and if this replacement option is not to be exercised by the Obligor, then the Servicer shall (a) if the applicable Contract was a Loan Contract, transfer such amount from the Insurance and Tax Account to the Collection Account, and (b) if the applicable Contract was a Lease Contract, transfer that portion of such amount which would be allocable to the Notes and the Equity Certificates in respect of the liquidation of the Equipment under a defaulted Lease Contract (as referred to in clause (iii) of the first paragraph of this section) from the Insurance and Tax Account to the Collection Account.

    The Servicer will deposit in the Residual Payment Account, no later than the fifth business day after receipt, all proceeds from the disposition of Equipment allocable to the Equipment Certificate, include amounts paid by Lessees to exercise purchase options under True Leases and the allocable portion of proceeds realized following a default under a True Lease.

    On or before the Business Day of each month (the "Determination Date"), the Servicer is required to determine the amount of Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding the Payment Date ocurring in such month and received by or on behalf of the Indenture Trustee during the prior Collection Period, the amount of interest payable on the Notes and the Equity Certificates on such Payment Date, the Monthly Principal Amount for such Payment Date, the Principal Deficiency Amount (if any) for such Payment Date, and the amount, if any, by which such Pledged Revenues, when applied in accordance with the priorities described under "Description of the Notes -- Distributions," are insufficient to pay the interest payable on the Notes and the Equity Certificates on such Payment Date (an "Interest Shortfall"). If the Servicer determines that there is an Interest Shortfall for such Payment Date, the Servicer shall instruct the Indenture Trustee to determine the total amount of Pledged Revenues on deposit in the Collection Account as of the Business Day preceding such Payment Date which were received by or on behalf of the Trustee after the preceding Collection Period, and to apply such Pledged Revenues to the payment of interest on the Notes and the Equity Certificates to the extent necessary to cure such Interest Shortfall. The Servicer shall further instruct the Indenture Trustee to withdraw from the Cash Collateral Account (1) any remaining Interest Shortfall (after giving effect to the previous application of Pledged Revenues as aforesaid), (2) the Principal Deficiency Amount (if any), and (3) if such Payment Date is the Stated Maturity Date for any Class of Notes or the Equity Certificates, the remaining unpaid principal balance of such Class of Notes or the Equity Certificates (after giving effect to previous application of Pledged Revenues as aforesaid).

SERVICING

    Pursuant to the Transfer and Servicing Agreement, TCC will be engaged to act as Servicer on behalf of the Owner Trust. The Servicer is generally obligated under the Transfer and Servicing Agreement to take such actions with respect to enforcement of the Contracts as a reasonably prudent creditor would

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
take. The Servicer is further obligated to service the Contracts in a manner consistent with its servicing of other similar receivables which it owns or services for third parties. The Servicer may delegate certain of its servicing responsibilities with respect to the Contracts to third parties, provided that the Servicer will remain obligated to the Owner Trust for the proper performance of all such servicing responsibilities.

    The Servicer is generally obligated to act in a commercially reasonable manner with respect to the disposition of Equipment following a Contract default, and to attempt to realize at least the Book Value of such Equipment. The Servicer is permitted, in its discretion, to dispose of Equipment in a manner that may not be commercially reasonable and realizes less than the fair market value or the Book Value of such Equipment (whichever is less), provided that the Servicer remits any such deficiency to the Collection Account.

    Under the Transfer and Servicing Agreement, the Servicer is responsible for, among other things: reviewing and certifying that the Contract Files are complete; monitoring and tracking any property and sales taxes to be paid by
Obligors; billing, collection and recording of payments from Obligors; communicating with and providing billing records to Obligors; deposit of funds into the Collection Account; receiving payments as the Trust's agent on the insurance policies maintained by the Obligors and communicating with insurers with respect thereto; issuance of reports to the Indenture Trustee specified in the Indenture and in the Transfer and Servicing Agreement; and repossession and remarketing of Equipment following Obligor defaults.

    PREPAYMENTS. In the case of any Lease Contract, a Prepayment may only be allowed by the Servicer if the amount paid by or on behalf of the Lessee is at least equal to the Contract Principal Balance of such Contract (after application of the current month's Scheduled Payment), plus the current month's Scheduled Payment and any delinquent payments.

    EVIDENCE AS TO COMPLIANCE. On or before March 31 of each year, the Servicer must deliver to the Indenture Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of equipment leases serviced by the Servicer and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Transfer and Servicing Agreement, except for any exceptions set forth in such report.

    CERTAIN MATTERS REGARDING THE SERVICER. The Servicer may not resign from its obligations under the Transfer and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations and duties under the Transfer and Servicing Agreement. The Servicer can be removed as Servicer only upon the occurrence of an Event of Termination as discussed below.

    The Servicer must keep in place throughout the term of the Transfer and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions by the Servicer, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment leases having an unpaid balance of at least $100 million and which are generally regarded as servicers acceptable to institutional investors.

    SERVICING COMPENSATION AND PAYMENT OF EXPENSES. Compensation to the Servicer will include a monthly fee (the "Servicing Fee"), which will be payable to the Servicer from the Amount Available on each Payment Date, in an amount equal to the product of one-twelfth of % per annum multiplied by the Contract Pool Principal Balance as of the last day of the second preceding calendar month, plus any late fees and other administrative fees and the expenses or similar charges collected with respect to the Contracts during the prior Collection Period.

    EVENTS OF TERMINATION. An Event of Termination under the Transfer and Servicing Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Transfer and Servicing Agreement and such failure continues for four business days; (b) the Servicer fails to perform or observe in any material respect any other covenant or agreement in the Transfer and Servicing Agreement that continues unremedied for thirty days; (c) the Servicer conveys, assigns, delegates its duties or rights

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
under the Transfer and Servicing Agreement, except as specifically permitted under the Transfer and Servicing Agreement, or attempts to make such a conveyance, delegation or assignment; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of the Servicer, as the case may be, or enters a decree or order for any substantial liquidation of its affairs; or (e) the Servicer commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or its creditors, or fails to, or admits in writing its inability to, pay its debts as they become due, or takes any corporate action in furtherance of the foregoing. The Servicer is required under the Transfer and Servicing Agreement to give the Indenture Trustee and the Noteholders notice of an Event of Termination promptly upon the occurrence of such event.

    Federal bankruptcy laws limit the termination of contracts solely by reason of the fact that the party obligated to provide such performance is subject to federal bankruptcy proceedings. In such a circumstance, the bankruptcy trustee of the Servicer might successfully object to the exercise of a right to terminate the Servicer unless the Indenture Trustee could demonstrate that independent grounds (whether or not arising from the same facts causing the Servicer to be subject to bankruptcy proceedings) exist to declare an Event of Termination.

    RIGHTS UPON EVENT OF TERMINATION. So long as an Event of Termination remains unremedied, the Indenture Trustee may, and at the written direction of Noteholders representing more than 25% of the aggregate Principal Balance of the Notes must, terminate all of the rights and obligations of the Servicer under the Transfer and Servicing Agreement in and to the Contracts, whereupon a successor servicer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Transfer and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that any successor servicer will not assume any obligation of TCC to repurchase Contracts for breaches of representations and warranties, and any successor servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Transfer and Servicing Agreement.

AMENDMENT

    The Transfer and Servicing Agreement may  be amended by the parties  thereto
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under the Transfer and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Noteholders. The Transfer and Servicing Agreement may also be amended by the parties thereto with the consent of a Note Majority and the holders of at least 51% in the aggregate of the outstanding principal amount of the Equity Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Noteholders or the holders of the Equity Certificates; provided, however, that no such amendment that reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts that are required to be distributed on any Note may be effective with the consent of the Holder of each such Note.

TERMINATION OF THE AGREEMENT

    The obligations created by the Transfer and Servicing Agreement will terminate (after distribution of all interest and principal then due to Noteholders and the holders of the Certificates) on the earlier of (i) the Payment Date next succeeding the later of the final payment or other liquidation of the last Contract or the disposition of all Equipment acquired upon termination of any Contract; or (b) the

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
Payment Date on which the Depositor repurchases the Contracts as described under "Description of the Notes -- Repurchase Option." However, TCC's representations, warranties and indemnities will survive any termination of the Transfer and Servicing Agreement.

THE OWNER TRUSTEE

          will act as Owner Trustee under the Trust Agreement. The Owner Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Owner Trustee. The Depositor may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment of a successor Owner Trustee.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

ENFORCEMENT OF SECURITY INTERESTS IN THE EQUIPMENT

    Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of the Originators in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed above) will be filed to reflect the Seller's and the Trust's interests therein. While failure to file such assignments does not affect the perfection of the Trust's interest in such Financing Leases (including the related Originator's security interest in the related Equipment), it does expose the Owner Trust to the risk that the Originator could release its security interest in the Equipment of record, and it could complicate the Trust's enforcement, as assignee, of the Originator security interest in the Equipment. In addition, also due to the administrative burden and expense, no UCC financing statement reflecting the security interest of the Owner Trust in the related Equipment will be filed in the jurisdictions (other than New Jersey) where the Equipment is located. In the absence of such filings, the Owner Trust may not have a perfected security interest in such Equipment. As a result, a third party purchaser of the Equipment for value from the Originator may purchase such Equipment free and clear of the interest of the Owner Trust in such Equipment and a subsequent secured party or other lienholder may obtain an interest in the Equipment superior to that of the Owner Trust. These risks should not affect the perfection or priority of the interest of the Owner Trust in the Contracts or rights to payment thereunder. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Owner Trust in the Equipment.

    In the event of a default by the Obligor under a Contract, the Servicer on behalf of the applicable Trust may take action to enforce the Originator's interest in the related Equipment by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Obligor's voluntary surrender, or by "self-help" repossession that does not involve a breach of the peace and by judicial process. In the event of bankruptcy or insolvency of the Obligor these remedies may require the permission of a bankruptcy court or may otherwise not be immediately available.

    In the event of a default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

    The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

    Under most state laws, an Obligor has the right to redeem collateral for its obligations prior to actual sale by paying the lessor the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

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
    In addition, because the market value of equipment of the type subject to the Contracts generally declines with age, because of obsolescence, the net disposition proceeds of Equipment at any time during the term of the Contracts may not equal or exceed the Contract Principal Balance on the related Contract. Because of this, and because other creditors may in certain cases have rights in the related Equipment superior to those of the Owner Trust, the Servicer may not be able to recover the entire amount due on a defaulted Contract in the event that the Servicer elects to repossess and dispose such Equipment at any time.

    Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an Obligor for any deficiency on repossession and resale of the asset securing the unpaid balance of such obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing, selling or re-leasing the equipment and to offset the net proceeds of such disposition against its claim. In addition, an obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the obligor from all further obligations under the UCC. If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have limited assets or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Many states have adopted a version of Article 2A of the UCC ("Article  2A").
Article 2A purports to codify many provisions of existing common law. Although there is little precedental authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" provision in a lease, provide a Obligor with remedies including the right to cancel the lease contract for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the Lessee is a "merchant Lessee." However, each Lease Contract contains an acknowledgement by the Lessee that the Equipment was acquired for business purposes. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or Lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

INSOLVENCY MATTERS

    Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell or re-lease collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee or the Depositor, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Trustee or the Servicer on its behalf to enforce the Trust's rights under the Contracts. For example, although the bankruptcy or reorganization of a Lessee would constitute an event of default under such Contracts, the Bankruptcy Code provides generally that rights and obligations under an unexpired lease or an executory contract may not be terminated or modified solely because of a provision in the lease or executory contract conditioned upon the commencement of a case under the Bankruptcy Code. If bankruptcy proceedings were instituted in respect of an Obligor under a Contract, the Owner Trust could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to the Owner Trust without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee, as owner of the Equipment, to use or dispose of the Equipment and provide the Owner Trust with a lien on substitute collateral, so long as the court held that such substitute collateral constituted "adequate protection" within the meaning of the Bankruptcy Code. In addition, in the event of an insolvency of an originator other than the Originator, a court could attempt to recharacterize the sale of the Contracts by such third-party originator to the Originator as a borrowing from the Originator, secured by a pledge of such Contracts and the rights in the Equipment.

    In the case of a Lease Contract that is not intended as security, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the non-breaching party to a claim for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease Contract, the flow of scheduled payments to Noteholders would cease. Similarly, upon the bankruptcy of the Depositor, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease Contract, the flow of Contract payments to the Depositor and the Noteholders would cease. As noted above, however, the Depositor has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Depositor and the Owner Trust -- The Depositor."

    In the event that, as a result of the bankruptcy or reorganization of an Obligor, the related Contract becomes a defaulted Contract, the amount available to be withdrawn from, or drawn on, the Cash Collateral Account has been reduced to zero and the Contract has become a defaulted Contract without breach of any representation or warranty of TCC or the Depositor, no recourse would be available against TCC or the Depositor and the Noteholders could suffer a loss with respect to such Contract.

    These UCC and bankruptcy provisions, in addition to the possible decrease in the value of a repossessed item of Equipment, may limit the amount realized on the sale of collateral securing the Contracts to less than the amount due thereunder.

                             UNITED STATES TAXATION

    The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by the holders thereof. Dorsey & Whitney LLP, counsel to the Depositor, and Cadwalader, Wickersham & Taft, counsel to the Underwriters (collectively, "Counsel"), are each delivering their opinion regarding certain federal income tax matters discussed below. The opinions of Counsel specifically address only those issues specifically identified below as being covered by such opinions; however, the opinions of Counsel also state that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. The opinions of Counsel are not binding on the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will take a similar view of such issues, and no assurance can be given that the opinions of Counsel would be sustained if challenged by the IRS. No ruling on any of the issues discussed below will be sought from the IRS.

    This summary does not purport to be a complete analysis of all the potential federal income tax consequences relating to the purchase, ownership and disposition of the Notes. Moreover, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including the effect of any foreign, state or local tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal income tax laws. The discussion below assumes that the Notes are held as capital assets.

    The discussion of the United States federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations. Because individual circumstances may differ, each prospective purchaser of the Notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the tax effects of any state, local, foreign, or other tax laws and possible changes in the tax laws.

    As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is for United States federal income tax purposes either (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source. The term also includes certain former citizens of the United States whose income and gain on the Notes will be subject to United States taxation. As used herein, the term "United States Alien Holder" means a beneficial owner of a Note that is not a United States Holder.

TREATMENT OF THE NOTES

    In the opinion of Counsel, the Notes will be treated as indebtedness for United States federal income tax purposes. Under the terms of the Notes and the Indenture, each Noteholder agrees and acknowledges upon its purchase of the Notes and by acceptance of the Notes that it will also treat the Notes as indebtedness for such purposes.

TREATMENT OF THE OWNER TRUST

    In the opinion of Counsel, the Owner Trust will not be characterized as an "association" or "publicly traded partnership" taxable as a corporation. If the Owner Trust were treated as either an association or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Contracts, and certain distributions by the entity would not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Noteholders.

PAYMENTS OF INTEREST

    Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes.

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
ORIGINAL ISSUE DISCOUNT

    Under applicable regulations, a Note will be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of the Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered DE MINIMIS under the regulations if it does not exceed .25% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date. It is anticipated that the Notes will not be considered issued with more than DE MINIMIS OID. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note.

    While it is not anticipated that the Notes will be issued with more than DE MINIMIS OID, it is possible that they will be so issued. If the Notes are issued with more than DE MINIMIS OID, such OID would be includible in the income of Noteholders as interest over the term of the Notes under a constant yield method. Any amount included in income as OID would not, however, be includible again when the amount is actually received. If the yield on a class of Notes is not materially different from its coupon, this treatment will have no significant effect on Noteholders using the accrual method of accounting. Cash method Noteholders, however, may be required to report income with respect to Notes issued with OID in advance of the receipt of cash attributable to such income. Each Noteholder should consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID.

MARKET DISCOUNT

    If a United States Holder that acquires a Note has a tax basis in the Note that is less than its "stated redemption price at maturity," the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless such difference is less than a specified DE MINIMIS amount. Under the market discount rules of the Code, a United States Holder will be required to treat any principal payment on, and any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of a Note except that, at the election of the United States Holder, market discount may accrue on a constant yield basis. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note. A United States Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the United States Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

AMORTIZABLE BOND PREMIUM

    If a United States Holder purchases a Note for an amount that is greater than the amount payable at maturity, such holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium using a constant yield method over the remaining term of the Note (where such Note is not callable prior to its maturity date). If such Note may be called prior to maturity after the United States Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable on maturity or, if it results in a smaller premium, attributable to the period through the earlier call date with reference to the amount payable on the earlier call date. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the
Note in such year. A United States Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned or thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS.

SALE, EXCHANGE OR RETIREMENT OF NOTES

    Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the Note. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amount of any market discount previously included in income by such holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by such holder.

    Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of a Note by a United States Holder will be capital gain or loss, and will be long-term capital gain or loss if at the time of the sale, exchange or retirement the Note has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers, but not for corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

       (a) payments of principal of and interest on the Notes by the Trustee or any paying agent to a beneficial owner of a Note that is a United
    States Alien Holder, as defined above, will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Depositor entitled to vote, (ii) such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the Depositor through stock ownership, (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury regulations thereunder (summarized below) are met;

       (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the United States; and

       (c) a Note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United
    States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Depositor entitled to vote and payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

    Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a Note must certify under penalties of perjury to the Trustee or the paying agent, as the case may be, that such owner is a United States Alien Holder and must provide such owner's name and address, and United States taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify under penalties of perjury to the Trustee or the paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying United States Alien

Holder after issuance of the Notes in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is a United States Alien Holder and provides its name and address, and any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof).

    If a United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from United States withholding tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the Trustee or the paying agent, as the case may be, a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the earnings and profits of such United States Alien Holder if such interest or gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

BACKUP WITHHOLDING

    Under current United States federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the Notes.

    Backup withholding will generally not apply with respect to payments made to certain exempt recipients such as corporations or other tax-exempt entities. In the case of a non-corporate United States Holder, backup withholding will apply only if such holder (i) fails to furnish its taxpayer identification number ("TIN") which, for an individual, would be his social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to report properly payments of interest and dividends or (iv) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

    In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments made by the Trustee or any paying agent thereof on a Note if such holder has provided the required certificate under penalties of perjury that it is not a United States Holder (as defined above) or has otherwise established an exemption, provided in each case that the Trustee or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States Holder.

    Under current Treasury Regulations, if payments on a Note are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner.

    Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury that it is not a United States Holder and that certain other conditions are met or otherwise establishes an exemption.

    Holders of Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE NOTEHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE NOTEHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Owner Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Owner Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Owner Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Plan Assets Regulation also provides that a beneficial interest in a trust is an equity interest. The Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The Depositor also believes that the Notes do not constitute beneficial interests in the Owner Trust for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Owner Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of any of the Notes should consult its tax and/or legal advisors regarding whether the assets of the Owner Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              RATINGS OF THE NOTES

    It is a condition of issuance that each of Duff & Phelps, Fitch, Moody's and S&P (i) rate the Class A Notes in its highest rating category, (ii) rate the
Class B Notes "                             ," "                              ,"
"                          " and "                          ," respectively, and
(iii) rate  the  Class  C  Notes "                                            ,"
"                                   ," "                                   " and
"                        ," respectively. The rating of the Notes will be  based
primarily upon the Pledged Revenues, the Cash Collateral Account and the subordination provided by (1) the Class B Notes, the Class C Notes and the Equity Certificates, in the case of the Class A Notes, (2) the Class C Notes and the Equity Certificates, in the case of the Class B Notes, and (3) the Equity Certificates, in the case of the Class C Notes. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

    The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Notes addresses the likelihood of the payment of principal of and interest on the Notes pursuant to their terms.

                                USE OF PROCEEDS

    The proceeds from the offering and sale of the Notes and the issuance of the Equity Certificates will be used by the Depositor to acquire the Contracts and the Originators' interests in the Equipment and to pay expenses payable by the Depositor in connection with the issuance of the Notes and the Equity Certificates.

                                  UNDERWRITING

    Subject to the terms and conditions of the United States underwriting agreement (the "U.S. Underwriting Agreement"), the underwriters named below (the
"U.S. Underwriters"), through their representatives,            and
(the "U.S. Representatives"), have severally agreed to purchase from the Depositor the following respective Initial Principal Amount of Notes (the "U.S. Notes") at the initial public offering price less the underwriting discounts set
forth on the cover page   of this Prospectus:

                                                                     INITIAL          INITIAL          INITIAL
                                                                    PRINCIPAL        PRINCIPAL        PRINCIPAL
                                                                 AMOUNT OF CLASS  AMOUNT OF CLASS  AMOUNT OF CLASS
U.S. UNDERWRITERS                                                    A NOTES          B NOTES          C NOTES
- ---------------------------------------------------------------  ---------------  ---------------  ---------------

                                                                 ---------------  ---------------  ---------------
    Total
                                                                 ---------------  ---------------  ---------------
                                                                 ---------------  ---------------  ---------------

    The U.S. Underwriting Agreement provides that the obligations of the U.S. Underwriters are subject to certain conditions precedent and that the U.S. Underwriters will purchase all of the U.S. Notes offered hereby if any of such U.S. Notes are purchased.

    The Depositor has been advised by the U.S. Representatives that the U.S. Underwriters propose to offer the U.S. Notes to the public at the initial public offering prices set forth on the cover page of this Prospectus, and to certain
dealers at such price,  less a concession not  in excess of  $       per  $1,000
Initial  Principal Amount  of Notes. The  U.S. Underwriters may  allow, and such
dealers may reallow, a concession  not in excess of  $       per $1,000  Initial
Principal Amount of Notes to certain other dealers. After the initial public offering, the offering price and other selling terms may be changed by the U.S. Representatives.

    This Prospectus may be used by underwriters and dealers in connection with offers and sales of the Notes to persons located in the United Sates.

    The Depositor and the Owner Trustee (on behalf of the Owner Trust) have entered into an underwriting agreement (the "International Underwriting Agreement") with certain managers (the "International Managers," and collectively with the U.S. Underwriters, the "Underwriters") through their
representatives, Nomura International, plc. and             (the  "International
Representatives"),  providing for the concurrent offer  and sale of an aggregate
of $                                   , $                                   and
$                           principal amount of Class A Notes, Class B Notes and
Class C Notes, respectively (the "International Notes") outside the United States. The offering price and aggregate underwriting discounts and commissions per Note for the U.S. Notes and the International Notes are identical.

    To provide for the coordination of their activities, the U.S. Underwriters and the International Managers have entered into an Agreement Among U.S. Underwriters and International Managers (the "Intersyndicate Agreement") which provides, among other things, that the U.S. Underwriters and the International Managers may purchase and sell among each other such number of Notes as is mutually agreed upon among the U.S. Representatives and the International Representatives and as approved by Nomura International plc and Goldman, Sachs & Co., as Global Coordinators. To the extent there are sales among the U.S. Underwriters and the International Managers pursuant to the Intersyndicate Agreement and as approved by the Global Coordinators, the number of U.S. Notes initially available for sale by the U.S. Underwriters and the number of International Notes initially available for sale by the International Managers may be more or less than the numbers appearing on the cover page of this Prospectus. Except as permitted by the Intersyndicate Agreement and as approved by the Global Coordinators, the price of any Notes so sold will be the respective initial public offering price, less an amount not greater than the selling concession.

    Pursuant to the Intersyndicate Agreement, as part of the distribution of the Notes and subject to certain exceptions, (a) the U.S. Underwriters will offer and sell U.S. Notes, directly or indirectly, only in the United States and (b) the International Managers will offer and sell International Notes, directly or indirectly, only outside the United States. For these purposes, an offer or sale is considered to be made in country if it is made to any individual resident in such country or to any corporation, partnership, pension, profit-sharing or other trust or other entity (including any such entity constituting an investment advisor acting with discretionary authority) whose office most directly involved with the purchase is located in such country. "United States" means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

    Each U.S. Underwriter and International Manager has represented and agreed that: (i) it has not offered or sold and, prior to the completion of the period of six months from the closing date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investments Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

    The U.S. Underwriting Agreement contains covenants of indemnity among the U.S. Underwriters and the Depositor against certain civil liabilities, including liability under the United States Securities Act of 1933, as amended.

    Nomura International plc has provided acquisition financing and advisory services to HoldCo. and MergerCo. in connection with the Merger and will, after the Merger Consummation Date, hold warrants to acquire an indirect majority interest in the common stock of TCC. See "The Merger."

    Application has  been  made  to  list the  Notes  on  the  Luxembourg  Stock
Exchange.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Notes will be passed upon for TCC and its affiliates (including the Depositor) by Dorsey & Whitney LLP. Cadwalder, Wickersham & Taft will act as counsel to the U.S. Underwriters and the International Managers. The Indenture, the Transfer and Servicing Agreement, the Trust Agreement, the Transfer Agreement and the Notes will be governed by the laws of the State of New York.

                             ADDITIONAL INFORMATION

    1. The issue of the Notes has been authorized pursuant to the Indenture  and
       a  resolution dated              ,  1996 of the Board of Directors of the
Depositor.

    2. An application has been made to list the Notes on the Luxembourg Stock Exchange. In connection with such application, a legal notice of the issuance of the Notes and copies of the Indenture and a copy of the Registration Statement will be deposited with the Chief Registrar of the District of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg) where such documents may be examined and copies obtained. It is expected that listing of the Notes on the Luxembourg Stock Exchange will be granted on
                        , 1996, subject only to the issue of the Notes. The listing of the Notes will be canceled if such Notes are not issued.

    3. As long as the Notes are outstanding, copies of the Registration Statement and the Indenture and any reports containing information on the
Owner Trust prepared by  the Servicer will  be available free  of charge at  the
offices  of the Indenture Trustee and                           , as the listing
agent in Luxembourg at the following address:                             ,  and
will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

    4. There is no litigation, arbitration or administrative proceeding, actual or pending, which relates to the Owner Trust and to which the Owner Trust is a party or of which the Owner Trust has been notified, or threatened that it will be made a party, which is material in the context of the issue of the Notes.

    5. Upon issuance, the Notes will be accepted for deposit and clearance through DTC, Euroclear and Cedel Bank, as applicable. The Common Code for
the Notes is                                    ;  the International  Securities
Identification  Number for the Notes is                          ; and the CUSIP
number for the Notes is                         .

                                    GLOSSARY

                                   [TO COME]

                                                                      APPENDIX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Notes"). Investors in the Global Notes may hold such Global Notes through DTC or, if applicable, Cedel Bank or Euroclear. The Global Notes will be tradeable as home-market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Notes through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

    Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

    Secondary cross-market trading between Cedel Bank or Euroclear participants and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Cedel Bank and Euroclear and as participants in DTC.

    Non-United States holders of Global Notes will be exempt from United States withholding taxes, provided that such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of DTC.

    Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing  to  hold  their  Global  Notes  through  Cedel  Bank  or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Because the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN  DTC PARTICIPANTS.   Secondary  market trading  between  DTC
participants will be settled using the procedures applicable to United States corporate debt issues in same-day funds.

    TRADING BETWEEN CEDEL BANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Bank participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL BANK OR EUROCLEAR PURCHASER. When Global Notes are to be transferred from the account of a DTC participant to the account of a Cedel Bank participant or a Euroclear participant, the purchaser will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank participant's or Euroclear participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Bank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Notes are credited to their accounts one day later.

    As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Bank participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the respective depositary for the benefit of Cedel Bank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN CEDEL BANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time-zone differences in their favor, Cedel Bank participants and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel Bank or Euroclear will instruct the respective depositary to deliver the Notes to the DTC participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Bank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel Bank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank or Euroclear participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Notes from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    1. borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    2. borrowing the Global Notes in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

                        CERTAIN U.S. FEDERAL INCOME TAX
                           DOCUMENTATION REQUIREMENTS

    A holder of Global Notes holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to 30% United States withholding tax that generally applies to payments of interest (including original interest discount) on registered debt issued by United States Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such holder takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION  FOR NON-U.S. PERSON  (FORM W-8).   Non-United States Persons that
are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

    If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR  NON-U.S.  PERSONS  WITH EFFECTIVELY  CONNECTED  INCOME  (FORM
4224). A non-United States Person, including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-United States Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the terms of the treaty) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9).   United States Persons can obtain  a
complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. A holder of Global Notes or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through which he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form S-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of its source. This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the Global Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Notes.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                   SUBJECT TO COMPLETION, DATED JULY 23, 1996
                                  $
       CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1 RECEIVABLE-BACKED NOTES

$             % RECEIVABLE-BACKED NOTES, CLASS A, DUE                    ; ISSUE
                                  PRICE:     %
$             % RECEIVABLE-BACKED NOTES, CLASS B, DUE                    ; ISSUE
                                  PRICE:     %
$             % RECEIVABLE-BACKED NOTES, CLASS C, DUE                    ; ISSUE
                                  PRICE:     %

                 ANTIGUA FUNDING CORPORATION                                       AT&T CAPITAL CORPORATION
                          DEPOSITOR                                                        SERVICER

    Capita Equipment Receivables Trust 1996-1 (the "Owner Trust") will be formed pursuant to a Trust Agreement, dated as of [September 1], 1996, between Antigua Funding Corporation (the "Depositor"), which is to be a wholly owned subsidiary
of AT&T Capital Corporation ("TCC"), and                                       ,
as Owner Trustee (the "Owner Trustee"). The Receivable-Backed Notes (the "Notes") will be issued by the Owner Trust pursuant to an Indenture, dated as of [September 1], 1996, between the Owner Trust and
            , as Indenture Trustee (the "Indenture Trustee"). The property of the Owner Trust (collectively, the "Trust Assets"), from the date of issuance of the Notes (the "Closing Date") to the Merger Consummation Date, will consist of the proceeds of the Notes and the Equity Certificates and additional cash held (and invested in certain Eligible Investments) in an Escrow Account, which amounts will be sufficient to redeem the Notes at the Special Redemption Price on the Special Redemption Date if the Merger is not consummated on or before September , 1996. The cash in the Escrow Account will be used on the Merger Consummation Date to acquire the Contracts. From and after the consummation of the Merger, the Trust Assets will consist of a pool of approximately equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (the "Contracts"), all Scheduled Payments and Prepayments made by the obligors (the "Obligors") on such Contracts on and after the Cut-Off Date, the interest of the Depositor in certain equipment related to such Contracts (the "Equipment"), and amounts on deposit from time to time in the Collection Account and certain other accounts described herein. TCC will service the Contracts pursuant to a Transfer and Servicing Agreement, expected to be dated as of [September 1], 1996, among the Depositor, TCC, the Indenture Trustee and the Owner Trust. Of the Notes being
offered,  $           , $            and $           initial principal amount of
the Class A Notes, Class B Notes and Class C Notes, respectively, are being offered initially in the United States by the U.S. Underwriters and
$            , $            and  $            , respectively, are being  offered
initially outside the United States by the International Managers. The Price to Public and Underwriting Discount will be identical for both offerings.

    The Owner Trust will also issue two classes of certificates of beneficial interest, the Equity Certificates and the Equipment Certificate, which are not being offered hereby. The Equipment Certificate will represent an undivided interest in, and be payable solely from, certain amounts derived from the sale or other disposition of the Equipment related to the Contracts that constitute Lease Contracts upon expiration or termination (including an early termination or liquidation) of such Lease Contracts and certain other amounts as described herein. Amounts payable on the Equipment Certificate will not be available for payment of interest and principal on the Notes. It is expected that the Equity Certificates will initially represent the right to receive principal in an amount equal to approximately 4% of the Cut-Off Date Contract Pool Principal
Balance, together with interest thereon at    % per annum.

    The Notes and the Equity Certificates will be payable solely from, and secured by, the Amount Available on each Payment Date (which will consist primarily of the Scheduled Payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or (to the extent not payable on the Equipment Certificate) liquidation of the related Equipment, investment earnings on amounts deposited in the Collection Account established pursuant to the Indenture and amounts permitted to be withdrawn therefor from a Cash Collateral Account, in each case subject to prior application to pay certain fees and expenses) in the order of priority described herein. The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available to the payment of such interest prior to the payment of principal on any of the Notes or the Equity Certificates, as well as by the preferential right of the Holders of Notes of each such Class to receive such interest (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B Notes, the Class C Notes or the Equity Certificates, (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C Notes or the Equity Certificates, and (3) in the case of the Class C Notes, prior to the payment of any interest on the Equity Certificates. Likewise, the likelihood of payment of principal on each Class of Notes will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available after payment of interest on the Notes and the Equity Certificates as aforesaid, (i) in the case of the Class A Notes, prior to the payment of any principal on the Class B Notes, the Class C Notes or (except as described herein) the Equity Certificates, (ii) in the case of the Class B Notes, prior to the payment of any principal on the Class C Notes or (except as described herein) the Equity Certificates, and (iii) in the case of the Class C Note, prior to the payment of any principal on the Equity Certificates, except as described herein. See "Description of the Notes."

    To the extent the Amount Available is sufficient therefor, interest at the rate per annum noted above for each of the Class A, Class B and Class C Notes (the applicable "Interest Rate") will be paid to Holders of each Class of Notes, and principal will be paid on the applicable Class of Notes, on the day of each month (or, if such day is not a Business Day, on the next succeeding
Business  Day), commencing                 ,  1996 (each, a "Payment Date"). The
Stated Maturity Date for each Class of Notes is as set forth above.

    The Notes are subject to redemption as described herein under "Description of the Notes -- Special Redemption" and "-- Optional Purchase of Contracts."

    There is currently no secondary market for the Notes and there is no assurance that one will develop. The U.S. Underwriters expect, but will not be obligated, to make a market in the Notes in the United States. The International Managers expect, but will not be obligated, to make a market in the Notes outside the United States. There is no assurance that either such market will develop, or if either such market does develop, that such market will continue.

    Each prospective purchaser of the Notes must comply with all applicable laws and regulations in any jurisdiction in which it purchases or sells the Notes or possesses or distributes this Prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it makes such purchase, offer or sale, and neither the Owner Trust nor any Underwriter shall have any responsibility therefor.

    The distribution of this Prospectus and the offer or sale of Notes may be restricted by law in certain jurisdictions. Persons to whom possession of this Prospectus and any of the Notes may come must inform themselves about, and observe, any such restrictions. See "Underwriting." In particular, there are restrictions on the distribution of this Prospectus and the offer and sale of the Notes in the United Kingdom and Japan. None of the Owner Trust, the Underwriters or any of their respective representatives is making any representation to any offeree or purchaser of the Notes regarding the legality of or investment therein by such offeree or purchaser under applicable legal investment or similar laws.

    For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the notices to Noteholders will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and will be made available at the offices of the [Luxembourg Listing Agent]). See "Additional Information."

    It is a condition of issuance of the Notes that each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P. (i) rate the Class A Notes in its highest
rating category, (ii) rate the Class B Notes "       ," "       ," "       " and
"        ," respectively, and (iii) rate the Class C Notes "       ," "       ,"
"       " and "       ," respectively. See "Ratings of the Notes."

    FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THIS OFFERING, SEE "RISK
                          FACTORS" ON PAGE 18 HEREIN.
                                ----------------

    THE NOTES WILL REPRESENT OBLIGATIONS OF THE OWNER TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ANTIGUA FUNDING CORPORATION, AT&T CAPITAL CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY  OR ADEQUACY  OF THIS  PROSPECTUS. ANY  REPRESENTATION TO THE
      CONTRARY IS A CRIMINAL OFFENSE.

                                              PRICE TO PUBLIC (1)                UNDERWRITING DISCOUNT (2)
                                      ------------------------------------  ------------------------------------
Per Class A Note....................                   %                                     %
Per Class B Note....................                   %                                     %
Per Class C Note....................                   %                                     %
Total...............................                   $                                     $

                                        PROCEEDS TO THE DEPOSITOR (1)(3)
                                      ------------------------------------
Per Class A Note....................                   %
Per Class B Note....................                   %
Per Class C Note....................                   %
Total...............................                   $

- ------------------------
(1) Plus accrued  interest,  if  any,  at the  applicable  Interest  Rate,  from
                  , 1996.
(2) The Depositor has agreed to indemnify the International Managers against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(3) Before  deducting  expenses  payable  by  the  Depositor,  estimated  to  be
    $           .

                              GLOBAL COORDINATORS:
NOMURA INTERNATIONAL                                        GOLDMAN, SACHS & CO.

    The Notes are offered by the International Managers subject to prior sale when, as and if issued to and accepted by the International Managers subject to approval of certain legal matters by counsel and certain other conditions. The International Managers reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form on or about September __, 1996 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, against payment therefor in immediately available funds.

        Application has been made to list the Notes on the Luxembourg Stock
                                   Exchange.
                            ------------------------
                              NOMURA INTERNATIONAL
                                  -----------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 1996

    IN CONNECTION WITH THIS OFFERING, THE U.S. UNDERWRITERS AND/OR INTERNATIONAL MANAGERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    The Depositor has taken all reasonable care to ensure that the information stated herein is true and accurate in all material respects and is not misleading as of the date hereof and that there are no material facts omission of which would make the information contained herein misleading in any material respect. The Depositor accepts responsibility accordingly.

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor, the Servicer, the Owner Trust, the U.S. Underwriters or the International Managers. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

    Until              , 1996  (90 days after the  date of this Prospectus), all
dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

    Upon receipt of a request by an investor who has received an electronic Prospectus from any Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus.

    The Notes may not be offered or sold in the United Kingdom by means of any document except in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services Act 1986 must be complied with in connection with anything done in relation to the Notes in, from or otherwise involving the United Kingdom. See "Underwriting."

    In making an investment decision, investors must rely on their own examination of the Notes, including the merits and risks involved. The contents of this Prospectus are not to be construed as legal, business or tax advice. Each prospective purchaser must consult its own accountant, legal advisor and other advisors as to the business, legal, tax and related aspects of the purchase of the Notes. As used herein, references to "dollars" or "$" are to United States dollars.

                                  UNDERWRITING

    Subject to the terms and conditions of the international underwriting agreement (the "International Underwriting Agreement"), the managers named below (the "International Managers"), through their representative[s], Nomura
International,  plc. [and                                 ]  (the "International
Representatives"), have severally agreed to purchase from the Depositor the following respective Initial Certificate Balances of Notes (the "International Notes") at the initial public offering price less the underwriting discounts set forth on the cover page of this Prospectus:

                                                                     INITIAL          INITIAL          INITIAL
                                                                    PRINCIPAL        PRINCIPAL        PRINCIPAL
                                                                 AMOUNT OF CLASS  AMOUNT OF CLASS  AMOUNT OF CLASS
INTERNATIONAL MANAGERS                                               A NOTES          B NOTES          C NOTES
- ---------------------------------------------------------------  ---------------  ---------------  ---------------

                                                                 ---------------  ---------------  ---------------
      Total....................................................
                                                                 ---------------  ---------------  ---------------
                                                                 ---------------  ---------------  ---------------

    The International Underwriting Agreement provides that the obligations of the International Managers are subject to certain conditions precedent and that the International Managers will purchase all of the International Notes offered hereby if any of such International Notes are purchased.

    The Depositor has been advised by the International Representatives that the International Managers propose to offer the International Notes to the public at the initial public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a concession not in excess of $ per $1,000 Initial Principal Amount of Notes. The International Managers may allow, and such dealers may reallow, a concession not in excess of
$       per $1,000 Initial Principal Amount  of Notes to certain other  dealers.
After the initial public offering, the offering price and other selling terms may be changed by the International Representatives.

    This Prospectus may be used by underwriters and dealers in connection with offers and sales of the Notes to persons located outside the United Sates.

    The Depositor and the Owner Trust (on behalf of the Trust) have entered into an underwriting agreement (the "U.S. Underwriting Agreement") with certain underwriters (the "U.S. Underwriters," and collectively with the International Managers, the "Underwriters") through their representatives, and (the "U.S. Representatives"), providing for the concurrent offer  and
sale  of an aggregate of $         , $         and $         principal amount of
Class A Notes, Class B Notes and Class C Notes, respectively (the "U.S. Notes") in the United States. The offering price and aggregate underwriting discounts and commissions per Offered Certificate for the U.S. Notes and the International Notes are identical.

    To provide for the coordination of their activities, the U.S. Underwriters and the International Managers have entered into an Agreement Among U.S. Underwriters and International Managers (the "Intersyndicate Agreement") which provides, among other things, that the U.S. Underwriters and the

International Managers may purchase and sell among each other such number of Notes as is mutually agreed upon among the U.S. Representatives and the International Representatives and as approved by Nomura International plc and Goldman, Sachs & Co., as Global Coordinators. To the extent there are sales among the U.S. Underwriters and the International Managers pursuant to the Intersyndicate Agreement and as approved by the Global Coordinators, the number of U.S. Notes initially available for sale by the U.S. Underwriters and the number of International Notes initially available for sale by the International Managers may be more or less than the numbers appearing on the cover page of this Prospectus. Except as permitted by the Intersyndicate Agreement and as approved by the Global Coordinators, the price of any Notes so sold will be the respective initial public offering price, less an amount not greater than the selling concession.

    Pursuant to the Intersyndicate Agreement, as part of the distribution of the Notes and subject to certain exceptions, (a) the U.S. Underwriters will offer and sell U.S. Notes, directly or indirectly, only in the United States and (b) the International Managers will offer and sell International Notes, directly or indirectly, only outside the United States. For these purposes, an offer or sale is considered to be made in a country if it is made to any individual resident in such country or to any corporation, partnership, pension, profit-sharing or other trust or other entity (including any such entity constituting an investment advisor acting with discretionary authority) whose office most directly involved with the purchase is located in such country. "United States" means the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

    Each [U.S. Underwriter and] International Manager has represented and agreed that: (i) it has not offered or sold and, prior to the completion of the period of six months from the closing date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations"); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investments Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

    The International Underwriting Agreement contains covenants of indemnity among the International Managers and the Depositor against certain civil liabilities, including liability under the U. S. Securities Act of 1933, as amended.

    Nomura International plc has provided acquisition financing and advisory services to HoldCo. and MergerCo. in connection with the Merger and will, after the Merger Consummation Date, hold warrants to acquire an indirect majority interest in the common stock of TCC. See "The Merger."

    Application has been made to list the Notes for trading on the Luxembourg Stock Exchange.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The  following table  sets forth the  expenses to be  incurred in connection
with  the  offering  of  the  Notes,  other  than  underwriting  discounts   and
commissions, described in this Registration Statement:

Securities and Exchange Commission Registration Fee....................  $   344.83
Printing and Engraving.................................................      *
Legal Fees and Expenses................................................      *
Blue Sky Filing and Counsel Fees.......................................      *
Accounting Fees and Expenses...........................................      *
Trustee Fees and Expenses..............................................      *
Rating Agencies' Fees..................................................      *
Miscellaneous Expenses.................................................      *
                                                                         ----------
    Total..............................................................  $   *
                                                                         ----------
                                                                         ----------

- ------------------------
* To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Antigua  Funding  Corporation is  incorporated under  the laws  of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may identify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    The Certificate of Incorporation and Bylaws of Antigua Funding Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS.

    The Exhibits filed as part of this Registration Statement are:

*     1.1         --  Form of Underwriting Agreement.
      3.1         --  Certificate of Incorporation of Depositor.
      3.2         --  By-Laws of Depositor.
*     4.1         --  Form of Transfer and Servicing Agreement.
*     4.2         --  Form of Indenture.
*     4.3         --  Form of Trust Agreement.
*     4.4         --  Form of Transfer Agreement.
*     5.1         --  Opinion and consent of Dorsey & Whitney LLP with respect to legality.

*     8.1         --  Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
*    23.1         --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
*    23.2         --  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
*    24.1         --  Power of Attorney (included on page II-3).
*    25.1         --  Statement of eligibility of Indenture Trustee.

- ------------------------
* To be filed by amendment

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of July, 1996.

                                          ANTIGUA FUNDING CORPORATION
                                          By ___________/s/ GUY HANDS___________
                                                         Guy Hands
                                                         PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James Elton as his/her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

                   SIGNATURE                                          TITLE                             DATE
- -----------------------------------------------  -----------------------------------------------  ----------------
                 /s/ GUY HANDS                   President (Principal Executive Officer) and         July 23, 1996
                   Guy Hands                     Director
                 /s/ JEFF NASH                   Vice President (Principal Financial and             July 23, 1996
                   Jeff Nash                     Accounting Officer) and Director

                               INDEX TO EXHIBITS

 EXHIBITS    DESCRIPTION
- -----------  -----------------------------------------------------------------------------------------------
     *  1.1  Form of Underwriting Agreement.

        3.1  Certificate of Incorporation of Depositor.

        3.2  By-laws of Depositor.

     *  4.1  Form of Transfer and Servicing Agreement.

     *  4.2  Form of Indenture.

     *  4.3  Form of Trust Agreement.

     *  4.4  Form of Transfer Agreement.

     *  5.1  Opinion and consent of Dorsey & Whitney LLP with respect to legality.

     *  8.1  Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.

     * 23.1  Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).

     * 23.2  Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).

     * 24.1  Power of Attorney (included on page II-3).

     * 25.1  Statement of eligibility of Indenture Trustee.

- ------------------------

*  To be filed by amendment